Exhibit 17(h)

STATEMENT OF ADDITIONAL INFORMATION

Merrill Lynch Variable Series Funds, Inc.

P.O. Box 9011, Princeton, New Jersey 08543-9011 • Phone No. (609) 282-2800

Merrill Lynch Variable Series Funds, Inc. (the “Company”) is an open-end management investment company which has a wide range of investment objectives among its seventeen separate funds (hereinafter referred to as the “Funds” or individually as a “Fund”): Merrill Lynch American Balanced V.I. Fund, Merrill Lynch Basic Value V.I. Fund, Merrill Lynch Core Bond V.I. Fund, Merrill Lynch Developing Capital Markets V.I. Fund, Merrill Lynch Domestic Money Market V.I. Fund, Merrill Lynch Focus Twenty V.I. Fund, Merrill Lynch Fundamental Growth V.I. Fund, Merrill Lynch Global Allocation V.I. Fund, Merrill Lynch Global Growth V.I. Fund, Merrill Lynch Government Bond V.I. Fund, Merrill Lynch High Current Income V.I. Fund, Merrill Lynch Index 500 V.I. Fund, Merrill Lynch Large Cap Core V.I. Fund, Merrill Lynch Large Cap Value V.I. Fund, Merrill Lynch Reserve Assets V.I. Fund, Merrill Lynch Small Cap Value V.I. Fund and Merrill Lynch Utilities and Telecommunications V.I. Fund. Two separate classes of common stock (“Common Stock”), Class A Common Stock and Class B Common Stock, are issued for each Fund.

The shares of the Funds are sold to separate accounts (“Separate Accounts”) of certain insurance companies (the “Insurance Companies”), including Merrill Lynch Life Insurance Company (“MLLIC”) and ML Life Insurance Company of New York (“ML of New York”), to fund benefits under variable annuity contracts (the “Variable Annuity Contracts”) and/or variable life insurance contracts (together with the Variable Annuity Contracts, the “Contracts”) issued by such companies. The Insurance Companies will redeem shares to the extent necessary to provide benefits under the respective Contracts or for such other purposes as may be consistent with the respective Contracts. MLLIC and ML of New York are wholly owned subsidiaries of Merrill Lynch & Co., Inc., as is the Company’s investment adviser, Merrill Lynch Investment Managers, L.P. (the “Investment Adviser”).

This Statement of Additional Information of the Company is not a prospectus and should be read in conjunction with the Prospectus of the Company, dated May 1, 2003 (the “Prospectus”), which has been filed with the Securities and Exchange Commission (the “SEC”) and can be obtained, without charge, by calling (800) MER-FUND or by writing to the Company at the above address. The Prospectus is incorporated by reference into the Statement of Additional Information and this Statement of Additional Information is incorporated by reference into the Prospectus. The Company’s audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling (800) MER-FUND between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

Merrill Lynch Investment Managers, L.P. — Investment Adviser FAM Distributors, Inc. — Distributor

The date of this Statement of Additional Information is May 1, 2003.

THE INSURANCE COMPANIES

Shares of the Company’s portfolios (each, a “Fund”) are sold to separate accounts (“Separate Accounts”) of insurance companies (“Insurance Companies”) to fund certain variable life insurance and/or variable annuity contracts (together, “Contracts”) issued by such companies. Certain Insurance Companies may be affiliates of the Investment Adviser. The rights of the Insurance Companies as shareholders should be distinguished from the rights of a Contract owner, which are set forth in the Contract. A Contract owner has no interest in the shares of a Fund, but only in the Contract. A Contract is described in the prospectus for that Contract. That prospectus describes the relationship between increases or decreases in the net asset value of shares of a Fund, and any distributions on such shares, and the benefits provided under a Contract. The prospectus for the Contracts also describes various fees payable to the Insurance Companies and charges to the Separate Accounts made by the Insurance Companies with respect to the Contracts. Since shares of the Funds will be sold only to the Insurance Companies for the Separate Accounts, the terms “shareholder” and “shareholders” in this Statement of Additional Information refer to the Insurance Companies.

Non-Diversified Funds

The Developing Capital Markets V.I., Focus Twenty V.I., Global Allocation V.I. and Index 500 V.I. Funds are classified as non-diversified investment companies under the Investment Company Act of 1940, as an amended (the “Investment Company Act”). However, each Fund will have to limit its investments to the extent required by the diversification requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the “Code” or the “Internal Revenue Code”). To qualify as a regulated investment company, a Fund, at the close of each fiscal quarter, may not have more than 25% of its total assets invested in the securities (except obligations of the U.S. Government, its agencies or instrumentalities) of any one issuer and with respect to 50% of its assets, (i) may not have more than 5% of its total assets invested in the securities of any one issuer and (ii) may not own more than 10% of the outstanding voting securities of any one issuer.

Fixed-Income Security Ratings

The American Balanced V.I. Fund, the Core Bond V.I. Fund, the Developing Capital Markets V.I. Fund, the Global Allocation V.I. Fund, the High Current Income V.I. Fund and the Utilities and Telecommunications V.I. Fund may invest in fixed-income securities rated below investment grade by the Nationally Recognized Statistical Rating Organizations (e.g., securities rated Ba or below by Moody’s Investors Service, Inc. (“Moody’s”) and BB or below by Standard & Poor’s (“Standard & Poor’s”) or Fitch Ratings (“Fitch”) at the time of investment). In addition, securities purchased by a Fund may be downgraded after purchase. Such securities may continue to be held and will be sold only if, in the judgment of the Investment Adviser, it is advantageous to do so. Securities in the lowest category of investment grade debt securities may have speculative characteristics, which may lead to weakened capacity to pay interest and principal during periods of adverse economic conditions. See Annex A of this Statement of Additional Information for a fuller description of corporate bond ratings.

Maturity of Fixed-Income Investments

Certain Funds that invest in fixed-income securities have limits on the maturity of each fixed-income investment or on the average maturity of the portfolio. For purposes of applying these limits, each Fund will consider a fixed-income security’s maturity to be its stated maturity (the date the issuer is scheduled to make its final payment of principal), except that

•	for a security with an unconditional put entitling a Fund to receive the security’s approximate amortized cost, the maturity will be considered to be the next put date;
•	for mortgage-backed and other amortizing securities, the maturity will be considered to be the average life remaining (the length of time it is expected to take to retire half of the remaining principal through amortizing payments) based on prepayment assumptions that the Investment Adviser believes to be reasonable;
•	for a variable or floating rate investment grade security that the Investment Adviser believes will have a market value approximating amortized cost on the next interest reset date, the maturity will be considered to be the next reset date; and

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•	for a Fund that operates under SEC rules that specifically define the maturity of a security, the maturity of a security will be the maturity determined in a manner consistent with the SEC rules.

Portfolio Strategies

Foreign Securities. The American Balanced V.I., Basic Value V.I., Developing Capital Markets V.I., Small Cap Value V.I., Global Allocation V.I., Utilities and Telecommunications V.I., High Current Income V.I., Core Bond V.I., Large Cap Core V.I., Global Growth V.I., Reserve Assets V.I., Fundamental Growth V.I., Focus Twenty V.I. and Large Cap Value V.I. Funds may invest in securities of foreign issuers. The Index 500 V.I. Fund may also invest in securities of foreign issuers to the extent such issuers are included in the Standard & Poor’s 500 Index (the “S&P Index”). Investments in foreign securities, particularly those of non-governmental issuers, involve considerations and risks which are not ordinarily associated with investing in domestic issuers. These considerations and risks include changes in currency rates, currency exchange control regulations, the possibility of expropriation, the unavailability of financial information or the difficulty of interpreting financial information prepared under foreign accounting standards, less liquidity and more volatility in foreign securities markets, the impact of economic, political, social or diplomatic developments, and the difficulty of assessing economic trends in foreign countries. Foreign legal systems may differ from the U.S. legal system, and if it should become necessary, a Fund could encounter greater difficulties in invoking legal processes abroad than would be the case in the United States. Transaction costs in foreign securities may be higher. The operating expense ratio of a Fund investing in foreign securities can be expected to be higher than that of an investment company investing exclusively in United States securities because the expenses of the Fund, such as custodial costs, are higher. In addition, net investment income earned by a Fund on a foreign security may be subject to withholding and other taxes imposed by foreign governments which will reduce a Fund’s net investment income. The Investment Adviser will consider these and other factors before investing in foreign securities, and will not make such investments unless, in its opinion, such investments will meet the standards and objectives of a particular Fund. No Fund that may invest in foreign securities, other than the Global Allocation V.I. Fund, will concentrate its investments in any particular country. The Developing Capital Markets V.I., Global Allocation V.I., Large Cap Core V.I., Utilities and Telecommunications V.I., and Global Growth V.I. Funds may, from time to time, be substantially invested in non-dollar-denominated securities of foreign issuers. For a Fund that invests in foreign securities denominated or quoted in currencies other than the United States dollar, changes in foreign currency exchange rates may directly affect the value of securities in the portfolio and the unrealized appreciation or depreciation of investments insofar as United States investors are concerned, and a Fund’s return on investments in non-dollar-denominated securities may be reduced or enhanced as a result of changes in foreign currency rates during the period in which the Fund holds such investments. Foreign currency exchange rates are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. With respect to certain countries, there may be the possibility of expropriation of assets, confiscatory taxation, high rates of inflation, political or social instability or diplomatic developments which could affect investment in those countries. Each Fund other than the American Balanced V.I., Basic Value V.I., Core Bond V.I., Index 500 V.I., Small Cap Value V.I., Developing Capital Markets V.I., Global Allocation V.I., Utilities and Telecommunications V.I., Global Growth V.I., Large Cap Core V.I., Fundamental Growth V.I., Focus Twenty V.I. and Large Cap Value V.I. Funds will purchase securities issued in U.S. dollar denominations only.

The securities markets of many countries at times in the past have moved relatively independently of one another due to different economic, financial, political and social factors. When such lack of correlation, or negative correlation, in movements of these securities markets occurs, it may reduce risk for a Fund’s portfolio as a whole. This negative correlation also may offset unrealized gains a Fund has derived from movements in a particular market. To the extent the various markets move independently, total portfolio volatility is reduced when the various markets are combined into a single portfolio. Of course, movements in the various securities markets may be offset by changes in foreign currency exchange rates. Exchange rates frequently move independently of securities markets in a particular country. As a result, gains in a particular securities market may be affected by changes in exchange rates.

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The Developing Capital Markets V.I. Fund may invest a significant portion of its assets in securities of foreign issuers in smaller capital markets, while each of the other Funds which is permitted to invest in foreign securities may, from time to time, invest in securities of such foreign issuers. Foreign investments involve risks, including fluctuations in foreign exchange rates, future political and economic developments, different legal systems, the existence or possible imposition of exchange controls, or other foreign or United States governmental laws or restrictions, that are often heightened for investments in smaller capital markets. Some countries with smaller capital markets prohibit or impose substantial restrictions on investments in their capital markets, particularly their equity markets, by foreign entities such as the Fund. As illustrations, certain countries require governmental approval prior to investments by foreign persons, or limit the amount of investment by foreign persons in a particular company, or limit the investment by foreign persons to only a specific class of securities of a company which may have less advantageous terms than securities of the company available for purchase by nationals.

There may be less publicly available information about an issuer in a foreign market, particularly one in a smaller capital market, than would be available about a United States company, and it may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those of United States companies. As a result, traditional investment measurements, such as price/earnings ratios, as used in the United States, may not be applicable in certain capital markets.

Smaller capital markets, while often growing in trading volume, have substantially less volume than United States markets, and securities in many smaller capital markets are less liquid and their prices may be more volatile than securities of comparable United States companies. Brokerage commissions, custodial services, and other costs relating to investment in smaller capital markets are generally more expensive than in the United States. Such markets have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Further, satisfactory custodial services for investment securities may not be available in some countries having smaller capital markets, which may result in a Fund which invests in these markets incurring additional costs and delays in transporting and custodying such securities outside such countries. Delays in settlement could result in temporary periods when assets of such a Fund are uninvested and no return is earned thereon. The inability of a Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser. There is generally less government supervision and regulation of exchanges, brokers and issuers in countries having smaller capital markets than there is in the United States.

As a result, management of a Fund that invests in foreign securities may determine that, notwithstanding otherwise favorable investment criteria, it may not be practicable or appropriate to invest in a particular country. A Fund may invest in countries in which foreign investors, including management of the Fund, have had no or limited prior experience.

Certain of the Funds may invest in debt securities issued by foreign governments. Investments in foreign government debt securities, particularly those of emerging market country governments, involve special risks. Certain emerging market countries have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. The issuer or governmental authority that controls the repayment of an emerging market country’s debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A debtor’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, and, in the case of a government debtor, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole and the political constraints to which a government debtor may be subject. Government debtors may default on their debt and may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. Holders of government debt, including the Fund, may be requested to participate in the rescheduling of such debt and to extend further loans to government debtors.

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As a result of the foregoing, a government obligor may default on its obligations. If such an event occurs, a Fund may have limited legal recourse against the issuer and/or guarantor. Remedies must, in some cases, be pursued in the courts of the defaulting party itself, and the ability of the holder of foreign government debt securities to obtain recourse may be subject to the political climate in the relevant country. Government obligors in developing and emerging market countries are among the world’s largest debtors to commercial banks, other governments, international financial organizations and other financial institutions. Some issuers of the government debt securities in which a Fund may invest have in the past experienced substantial difficulties in servicing their external debt obligations, which led to defaults on certain obligations and the restructuring of certain indebtedness. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements.

The American Balanced V.I. Fund, Basic Value V.I. Fund, Small Cap Value V.I. Fund, Utilities and Telecommunications V.I. Fund, Developing Capital Markets V.I. Fund, Global Growth V.I. Fund, Fundamental Growth V.I. Fund, Global Allocation V.I. Fund, Focus Twenty V.I. Fund, Large Cap Core V.I. Fund and Large Cap Value V.I. Fund may invest in the securities of foreign issuers in the form of American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) or other securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by an American bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs are receipts issued in Europe which evidence a similar ownership arrangement. Generally, ADRs, which are issued in registered form, are designated for use in the United States securities markets, and EDRs, which are issued in bearer form, are designed for use in European securities markets. The Funds may invest in ADRs and EDRs through both sponsored and unsponsored arrangements. In a sponsored ADR or EDR arrangement, the foreign issuer assumes the obligation to pay some or all of the depository’s transaction fees, whereas in an unsponsored arrangement the foreign issuer assumes no obligations and the depository’s transaction fees are paid by the ADR or EDR holders. Foreign issuers in respect of whose securities unsponsored ADRs or EDRs have been issued are not necessarily obligated to disclose material information in the markets in which the unsponsored ADRs or EDRs are traded and, therefore, there may not be a correlation between such information and the market value of such securities.

A number of countries, such as South Korea, Taiwan and Thailand, have authorized the formation of closed-end investment companies to facilitate indirect foreign investment in their capital markets. In accordance with the Investment Company Act, the Developing Capital Markets V.I., Global Growth V.I., Global Allocation V.I., American Balanced V.I., Basic Value V.I., Small Cap Value V.I. Funds, Utilities and Telecommunications V.I. Fund, Developing Capital Markets V.I. Fund, Global Growth V.I. Fund, Fundamental Growth V.I. Fund, Focus Twenty V.I. Fund and Large Cap Value V.I. Fund, each may invest up to 10% of its total assets in securities of such closed-end investment companies. This restriction on investments in securities of closed-end investment companies may limit opportunities for the Fund to invest indirectly in certain smaller capital markets. Shares of certain closed-end investment companies may at times be acquired only at market prices representing premiums to their net asset values. If a Fund acquires shares in closed-end investment companies, shareholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such closed-end investment companies. A Fund also may seek, at its own cost, to create its own investment entities under the laws of certain countries.

In some countries, banks or other financial institutions may constitute a substantial number of the leading companies or the companies with the most actively traded securities. Also, the Investment Company Act restricts a Fund’s investments in any equity security of an issuer which, in its most recent fiscal year, derived more than 15% of its revenues from “securities related activities,” as defined by the rules thereunder. These provisions may also restrict a Fund’s investments in certain foreign banks and other financial institutions.

Rules adopted under the Investment Company Act permit the Funds to maintain their foreign securities and cash in the custody of certain eligible non-U.S. banks and securities depositories. Certain banks in foreign countries may not be eligible sub-custodians for the Funds, in which event the Funds may be precluded from purchasing securities in certain foreign countries in which they otherwise would invest or the Funds may incur additional costs and delays in providing transportation and custody services for such securities outside of such countries. The Funds may encounter difficulties in effecting on a timely basis portfolio transactions with respect to any securities of issuers held outside their countries. Other banks that are eligible foreign sub-custodians may be recently organized or otherwise lack extensive operating experience. In addition, in certain countries there may be legal restrictions or limitations on the ability of the Funds to recover assets held in custody by foreign sub-custodians in the event of the bankruptcy of the sub-custodian.

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Convertibles. The American Balanced V.I. Fund, the Basic Value V.I. Fund, the Developing Capital Markets V.I. Fund, the Global Allocation V.I. Fund, the Fundamental Growth V.I. Fund, the Focus Twenty V.I. Fund, the Global Growth V.I. Fund, the High Current Income V.I. Fund, the Core Bond V.I. Fund, the Large Cap Core V.I. Fund, the Small Cap Value V.I. Fund and the Large Cap Value V.I. Fund are each authorized to invest in convertible securities. Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. Synthetic convertible securities may be either (i) a debt security or preferred stock that may be convertible only under certain contingent circumstances or that may pay the holder a cash amount based on the value of shares of underlying common stock partly or wholly in lieu of a conversion right (a “Cash-Settled Convertible”) or (ii) a combination of separate securities chosen by the Investment Adviser in order to create the economic characteristics of a convertible security, i.e., a fixed income security paired with a security with equity conversion features, such as an option or warrant (a “Manufactured Convertible”).

The characteristics of convertible securities make them appropriate investments for an investment company seeking a high total return from capital appreciation and investment income. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security and the potential capital appreciation that is offered by the underlying common stock.

Convertible securities are issued and traded in a number of securities markets. For the past several years, the principal markets have been the United States, the Euromarket and Japan. Issuers during this period have included major corporations domiciled in the United States, Japan, France, Switzerland, Canada and the United Kingdom. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in United States dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, certain Funds are authorized to enter into foreign currency hedging transactions in which they may seek to reduce the effect of such fluctuations.

Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock, the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

     To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other

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governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

As indicated above, convertible securities may include either Cash-Settled Convertibles or Manufactured Convertibles. Cash-Settled Convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured Convertibles are created by the Investment Adviser by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed income (“fixed income component”) or a right to acquire equity securities (“convertible component”). The fixed income component is achieved by investing in nonconvertible fixed income securities, such as nonconvertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, long-term equity anticipation securities (“LEAPS”), or other securities with equity conversion features (“equity features”) granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.

A Manufactured Convertible differs from traditional convertible securities in several respects. Unlike a traditional convertible security, which is a single security having a unitary market value, a Manufactured Convertible is comprised of two or more separate securities, each with its own market value. Therefore, the total “market value” of such a Manufactured Convertible is the sum of the values of its fixed-income component and its convertibility component.

More flexibility is possible in the creation of a Manufactured Convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the Investment Adviser may combine a fixed income instrument and an equity feature with respect to the stock of the issuer of the fixed income instrument to create a synthetic convertible security otherwise unavailable in the market. The Investment Adviser may also combine a fixed income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the Investment Adviser believes such a Manufactured Convertible would better promote the Fund’s objective than alternative investments. For example, the Investment Adviser may combine an equity feature with respect to an issuer’s stock with a fixed income security of a different issuer in the same industry to diversify a Fund’s credit exposure, or with a U.S. Treasury instrument to create a Manufactured Convertible with a higher credit profile than a traditional convertible security issued by that issuer. A Manufactured Convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, “combined” to create a Manufactured Convertible. For example, a Fund may purchase a warrant for eventual inclusion in a Manufactured Convertible while postponing the purchase of a suitable bond to pair with the warrant pending development of more favorable market conditions.

The value of a Manufactured Convertible may respond differently to certain market fluctuations than would a traditional convertible security with similar characteristics. For example, in the event a Fund created a Manufactured Convertible by combining a short-term U.S. Treasury instrument and a call option on a stock, the Manufactured Convertible would likely outperform a traditional convertible of similar maturity and which is convertible into that stock during periods when Treasury instruments outperform corporate fixed income securities and underperform during periods when corporate fixed-income securities outperform Treasury instruments.

Warrants. The Global Allocation V.I. Fund, Small Cap Value V.I. Fund, American Balanced V.I. Fund, Basic Value V.I. Fund, Developing Capital Markets V.I. Fund, Global Growth V.I. Fund, Fundamental Growth V.I. Fund, Focus Twenty V.I. Fund, Large Cap Core V.I. Fund and Large Cap Value V.I. Fund are each authorized to invest in warrants. A warrant gives its holder the option to purchase another security, usually stock, for a certain period of time at a set price. Buying a warrant does not make a Fund a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.

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Securities of Smaller or Emerging Growth Companies. The securities of smaller or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. While such issuers may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller or emerging growth companies may involve greater risks and thus may be considered speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. However, full development of these companies and trends frequently takes time.

The securities of smaller or emerging growth companies will often be traded only in the over-the-counter (“OTC”) market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by a Fund of portfolio securities to meet redemptions or otherwise may require the Fund to sell these securities at a discount from market prices or during periods when in management’s judgment such disposition is not desirable or to make many small sales over a lengthy period of time.

While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.

Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. A Fund may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long-term growth to the portfolio.

Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate significantly during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the federal government by means of price controls, regulations or litigation.

Precious Metal-Related Securities. The Global Allocation V.I. Fund may invest in the equity securities of companies that explore for, extract, process or deal in precious metals, i.e., gold, silver and platinum, and in asset-based securities indexed to the value of such metals. Such securities may be purchased when they are believed to be attractively priced in relation to the value of a company’s precious metal-related assets or when the values of precious metals are expected to benefit from inflationary pressure or other economic, political or financial uncertainty or instability. Based on historical experience, during periods of economic or financial instability the securities of companies involved in precious metals may be subject to extreme price fluctuations, reflecting the high volatility of precious metal prices during such periods. In addition, the instability of precious metal prices may result in volatile earnings of precious metal-related companies which, in turn, may affect adversely the financial condition of such companies.

     The major producers of gold include the Republic of South Africa, Russia, Canada, the United States, Brazil and Australia. Sales of gold by Russia are largely unpredictable and often relate to political and economic considerations rather than to market forces. Economic, financial, social and political factors within South Africa may significantly affect South African gold production.

The Global Allocation V.I. Fund may also invest in debt securities, preferred stock or convertible securities, the principal amount, redemption terms or conversion terms of which are related to the market price of some precious metals such as gold bullion. These securities are referred to herein as “asset-based securities.” While the

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market prices for an asset-based security and the related natural resource asset generally are expected to move in the same direction, there may not be perfect correlation in the two price movements. Asset-based securities may not be secured by a security interest in or claim on the underlying natural resource asset. The asset-based securities in which the Fund may invest may bear interest or pay preferred dividends at below market (or even at relatively nominal) rates. As an example, assume gold is selling at a market price of $300 per ounce and an issuer sells a $1,000 face amount gold-related note with a seven year maturity, payable at maturity at the greater of either $1,000 in cash or the then market price of three ounces of gold. If at maturity, the market price of gold is $400 per ounce, the amount payable on the note would be $1,200. Certain asset-based securities may be payable at maturity in cash at the stated principal amount or, at the option of the holder, directly in a stated amount of the asset to which it is related. In such instance, because the Fund presently does not intend to invest directly in natural resource assets, the Fund would sell the asset-based security in the secondary market, to the extent one exists, prior to maturity if the value of the stated amount of the asset exceeds the stated principal amount and thereby realize the appreciation in the underlying asset.

Real Estate Related Securities. Although the Global Allocation V.I. Fund does not invest directly in real estate, it does invest in equity securities of issuers that are principally engaged in the real estate industry. Therefore, an investment in the Fund is subject to certain risks associated with the ownership of real estate and with the real estate industry in general. These risks include, among others: possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds or other limitations on access to capital; overbuilding; risks associated with leverage; market illiquidity; extended vacancies of properties; increase in competition, property taxes, capital expenditures and operating expenses; changes in zoning laws or other governmental regulation; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; tenant bankruptcies or other credit problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents, including decreases in market rates for rents; investment in developments that are not completed or that are subject to delays in completion; and changes in interest rates. To the extent that assets underlying the Fund’s investments are concentrated geographically, by property type or in certain other respects, the Fund may be subject to certain of the foregoing risks to a greater extent. Investments by the Fund in securities of companies providing mortgage servicing will be subject to the risks associated with refinancings and their impact on servicing rights.

In addition, if the Fund receives rental income or income from the disposition of real property acquired as a result of a default on securities the Fund owns, the receipt of such income may adversely affect the Fund’s ability to retain its tax status as a regulated investment company because of certain income source requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the “Code”).

Real Estate Investment Trusts (“REITs”). Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, may not be diversified geographically or by property type, and are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs must also meet certain requirements under the Code to avoid entity level tax and be eligible to pass-through certain tax attributes of their income to shareholders. REITs are consequently subject to the risk of failing to meet these requirements for favorable tax treatment and failing to maintain their exemptions from registration under the Investment Company Act. REITs are also subject to changes in the Code, including changes involving their tax status.

REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT’s investments in such loans will gradually align themselves to reflect changes in market interest rates, causing the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

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Investing in REITs involves risks similar to those associated with investing in small capitalization companies, REITs may have limited financial resources, may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities. Historically, small capitalization stocks, such as REITs, have been more volatile in price than the larger capitalization stocks included in the S&P Index of 500 Common Stocks. The management of a REIT may be subject to conflicts of interest with respect to the operation of the business of the REIT and may be involved in real estate activities competitive with the REIT. REITs may own properties through joint ventures or in other circumstances in which the REIT may not have control over its investments. REITs may incur significant amounts of leverage.

Mortgage-Backed Securities. Mortgage-backed securities are “pass-through” securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to a Fund. The value of mortgage-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed-income securities because of their potential for prepayment without penalty. The price paid by a Fund for its mortgage-backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when a Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

To the extent that a Fund purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If a Fund buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than do short-term securities, maturity extension risk could increase the inherent volatility of a Fund.

     Illiquid or Restricted Securities. Each Fund may invest up to 15% (10% in the case of the Domestic Money Market V.I. Fund and 5% in the case of the Reserve Assets V.I. Fund) of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Fund’s assets in illiquid securities may restrict the ability of the Fund to dispose of that investment in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Fund’s operations require cash, such as when a Fund redeems shares or pays dividends, and could result in a Fund borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

Each Fund may invest in securities that are “restricted securities.” Restricted securities have contractual or legal restrictions on their resale and include “private placement” securities that the Funds may buy directly from the issuer. Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by a Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund

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may be required to bear the expenses of registration. Certain of a Fund’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.

Investments in high yield debt instruments, including high yield bonds, corporate loans or other privately placed securities, may result in a Fund receiving material nonpublic information (“inside information”) concerning the borrower or issuer. Receipt of inside information concerning a borrower or issuer may, under certain circumstances, prohibit the Fund or other funds or accounts managed by the same portfolio managers, from trading in the public securities of the borrower or issuer. Conversely, the portfolio managers for the Funds may, under certain circumstances, decline to receive inside information made available by the borrower or issuer in order to allow the Fund, or other funds or accounts managed by the same portfolio managers, to continue to trade in the public securities of such borrower or issuer.

144A Securities. The Funds may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. The Board has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Board. The Board has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board will carefully monitor the Funds’ investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in each Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

      Securities Lending. Each Fund may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, each Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Each Fund maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. Each Fund receives the income on the loaned securities. Where each Fund receives securities as collateral, each Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where each Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, each Fund’s yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. Each Fund is obligated to return the collateral to the borrower at the termination of the loan. Each Fund could suffer a loss in the event each Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, each Fund could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. Each Fund could also experience delays and costs in gaining access to the collateral. Each Fund may pay reasonable finders, lending agent, administrative and custodial fees in connection with its loans. Each Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) or its affiliates and to retain an affiliate of each Fund as lending agent. See “Portfolio Transactions and Brokerage.”

Borrowing and Leverage. Each Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% (20% in the case of the Domestic Money Market V.I. Fund and Reserve Assets V.I. Fund) of its total assets (including the amount borrowed) and each Fund (other than the Domestic Money Market V.I. Fund and Reserve Assets V.I. Fund) may borrow up to an additional 5% of its total assets for temporary purposes. Each Fund may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and may purchase securities on margin to the extent permitted by applicable law, and may use borrowing to enable it to meet redemptions. The use of leverage by the Funds creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on a Fund’s portfolio. Although the principal of such borrowings

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will be fixed, a Fund’s assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest a Fund will have to pay on the borrowings, that Fund’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the Fund’s shareholders of maintaining the leveraged position will outweigh the current reduced return.

The Funds at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

      When-Issued and Delayed-Delivery Securities and Forward Commitments. Securities may be purchased on a when-issued basis or forward commitment basis, and may purchase or sell securities for delayed-delivery. These transactions occur when securities are purchased or sold by a Fund with payment and delivery taking place in the future to secure what is considered an advantageous yield and price to a Fund at the time of entering into the transaction. The value of the security on the delivery date may be more or less than its purchase price. A Fund will establish a segregated account in connection with such transactions in which the Fund will deposit liquid securities with a value at least equal to the Fund’s exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund’s exposure to loss.

U.S. Government securities, agency securities and corporate debt obligations may be purchased on a forward commitment basis at fixed purchase terms with periods of up to 180 days between the commitment and settlement dates. The purchase will be recorded on the date a Fund enters into the commitment and the value of the security will thereafter be reflected in the calculation of the Fund’s net asset value. Although a Fund will generally enter into forward commitments with the intention of acquiring securities for its portfolio, the Fund may dispose of a commitment prior to settlement if the Investment Adviser deems it appropriate to do so. There can, of course, be no assurance that the judgments upon which these techniques are based will be accurate or that such techniques when applied will be effective. A Fund will enter into forward commitment arrangements only with respect to securities in which it may otherwise invest pursuant to its investment objectives and policies.

Standby Commitment Agreements. The High Current Income V.I. Fund, Utilities and Telecommunications V.I. Fund, Global Growth V.I. Fund, Global Allocation V.I. Fund, Large Cap Core V.I. Fund, Large Cap Value V.I. Fund and Developing Capital Markets V.I. Fund may, from time to time, enter into standby commitment agreements. These agreements commit a Fund, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Fund at the option of the issuer. The price and coupon of the security is fixed at the time of the commitment. At the time of entering into the agreement the Fund is paid a commitment fee, regardless of whether or not the security is ultimately issued, which is typically approximately 0.5% of the aggregate purchase price of the security which the Fund has committed to purchase. A Fund will enter into such agreements only for the purpose of investing in the security underlying the commitment at a yield and price which is considered advantageous to the Fund. A Fund will limit its investment in such commitments so that the aggregate purchase price of the securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 10% (15% for the Global Allocation V.I. Fund, Large Cap Core V.I. Fund and Large Cap Value V.I. Fund) of its assets taken at the time of commitment or security. A Fund segregates liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

There can be no assurance that a security subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, a Fund may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

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The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued and the value of the security will thereafter be reflected in the calculation of a Fund’s net asset value. If the security is issued, the cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

Eurodollar and Yankeedollar Obligations. The Reserve Assets V.I. Fund (and, for temporary or defensive purposes, the American Balanced V.I., Global Allocation V.I., Utilities and Telecommunications V.I., Developing Capital Markets V.I., Large Cap Core V.I., Large Cap Value V.I. and Fundamental Growth V.I. Funds) may invest in obligations issued by foreign branches or subsidiaries of U.S. banks (“Eurodollar” obligations), by U.S. branches or subsidiaries of foreign banks (“Yankeedollar” obligations), or by foreign depository institutions and their foreign branches and subsidiaries (“foreign bank obligations”). Investment in such obligations may involve different risks from the risks of investing in obligations of U.S. banks. Such risks include adverse political and economic developments, the possible imposition of withholding taxes on interest income payable on such obligations, the possible seizure or nationalization of foreign deposits and the possible establishment of exchange controls or other foreign governmental laws or restrictions which might adversely affect the payment of principal and interest. Generally the issuers of such obligations are subject to fewer U.S. regulatory requirements than are applicable to U.S. banks. Foreign depository institutions and their foreign branches and subsidiaries, and foreign branches or subsidiaries of U.S. banks, may be subject to less stringent reserve requirements than U.S. banks. U.S. branches or subsidiaries of foreign banks are subject to the reserve requirements of the state in which they are located. There may be less publicly available information about a foreign depository institution, branch or subsidiary, or a U.S. branch or subsidiary of a foreign bank, than about a U.S. bank, and such institutions may not be subject to the same accounting, auditing and financial record keeping standards and requirements as U.S. banks. Evidence of ownership of Eurodollar and foreign bank obligations may be held outside of the United States, and a Fund may be subject to the risks associated with the holding of such property overseas. Eurodollar and foreign bank obligations of the Fund held overseas will be held by foreign branches of the Custodian for the Fund or by other U.S. or foreign banks under subcustodian arrangements complying with the requirements of the Investment Company Act.

Standard & Poor’s Depositary Receipts, DIAMONDS, etc. The American Balanced V.I. Fund, Global Allocation V.I. Fund, Index 500 V.I. Fund, Large Cap Core V.I. Fund and Large Cap Value V.I. Fund may invest in Standard & Poor’s Depositary Receipts (“SPDRs”). SPDRs are units of beneficial interest in an investment trust sponsored by a wholly-owned subsidiary of the American Stock Exchange, Inc. (the “Exchange”) which represent proportionate undivided interests in a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the component stocks of the Standard & Poor’s 500 Stock Index (the “S&P500 Index”). SPDRs are listed on the Exchange and traded in the secondary market on a per-SPDR basis.

These Funds also may invest in DIAMONDS. DIAMONDS are units of beneficial interest in an investment trust representing proportionate undivided interests in a portfolio of securities consisting of all the component common stocks of the Dow Jones Industrial Average (the “DJIA”). DIAMONDS are listed on the Exchange and may be traded in the secondary market on a per-DIAMONDS basis.

SPDRs are designed to provide investment results that generally correspond to the price and yield performance of the component common stocks of the S&P 500 Index. DIAMONDS are designed to provide investors with investment results that generally correspond to the price and yield performance of the component common stocks of the DJIA. The value of both SPDRs and DIAMONDS are subject to change as the values of their respective component common stocks fluctuate according to the volatility of the market. Investments in SPDRs and DIAMONDS involve certain inherent risks generally associated with investments in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of each unit of SPDRs and/or DIAMONDS invested in by a Fund. Moreover, a Fund’s investment in SPDRs and/or DIAMONDS may not exactly match the performance of a direct investment in the component common stocks of the S&P 500 Index or the DJIA. Additionally, the respective investment trusts may not fully replicate the performance of their respective benchmark indices due to the temporary unavailability of certain index securities in the secondary market or due to other extraordinary circumstances, such as discrepancies between each of the investment trusts and the indices with respect to the weighting of securities or the number of, for example, larger capitalized stocks held by an index and each of the investment trusts.

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These Funds also may invest in units of other investment trusts each of which represents an interest in a portfolio of securities consisting of all or substantially all of the securities of another well known index.

Short Sales

The Focus Twenty V.I., American Balanced V.I., Core Bond V.I. and Small Cap Value V.I. may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Fund does not own declines in value. When a Fund makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Funds may have to pay a fee to borrow particular securities and are often obligated to turn over any payments received on such borrowed securities to the lender of the securities.

The Funds secure their obligations to replace the borrowed security by depositing collateral with the broker-dealer, usually in cash, U.S. Government securities or other liquid securities deposit similar collateral with its custodian, if necessary, to the extent that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value for the security sold short. Depending on arrangements made with the broker-dealer from which the Fund borrowed the security, regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

Because making short sales in securities that it does not own exposes the Funds to risks associated with those securities, such short sales involve speculative exposure risk. As a result, if the Funds make short sales in securities that increase in value, it will likely under perform similar mutual funds that do not make short sales in securities they do not own. The Funds will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Funds will realize a gain if the security declines in price between those dates. There can be no assurance that the Funds will be able to close out a short sale position at any particular time or at an acceptable price. Although a Fund’s gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold.

The Funds may also make short sales “against the box” without being subject to such limitations. In this type of short sale, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

Derivative Instruments

Certain Funds may invest in derivative instruments, including indexed and inverse securities, options, futures, options on futures, swaps and purchase and sell foreign exchange. Transactions involving such instruments expose these Funds to certain risks and potential for gain or loss. Each Fund’s use of these instruments and the associated risks are described in detail below.

Indexed and Inverse Securities

      Each Fund may invest in securities the potential return of which is based on the change in particular measurements of value or rate (an “index”). As an illustration, a Fund may also invest in a debt security that pays interest and returns principal based on the current value of an interest rate index (such as the prime rate or federal funds rate), a securities index (such as the Standard & Poor’s 500 Index (the “S&P 500”) or a more narrowly-focused index such as the AMEX Oil &Gas Index) or a basket of securities, or based on the relative changes of two indices. In addition, American Balanced V.I. Fund, Basic Value V.I. Fund, Developing Capital Markets V.I. Fund, Global Allocation V.I. Fund, Small Cap Value V.I. Fund, Utilities and Telecommunications V.I. Fund, Large Cap Core V.I. Fund and Large Cap Value V.I. Fund may invest in securities the potential return of which is based inversely on the change in an index. For example, these Funds may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If the Fund invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant index or indices.

Certain indexed and inverse securities may have the effect of providing investment leverage because the rate of interest or amount of principal payable increases or decreases at a rate that is a multiple of the changes in the

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relevant index. As a consequence, the market value of such securities may be substantially more volatile than the market values of other debt securities. The Company believes that indexed and inverse securities may provide portfolio management flexibility that permits Funds to seek enhanced returns, hedge other portfolio positions or vary the degree of portfolio leverage with greater efficiency than would otherwise be possible under certain market conditions.

Options on Securities and Securities Indices

Purchasing Options. The American Balanced V.I. Fund, Basic Value V.I. Fund, Core Bond V.I. Fund, Developing Capital Markets V.I. Fund, Global Allocation V.I. Fund, Utilities and Telecommunications V.I. Fund, Index 500 V.I. Fund, Global Growth V.I. Fund, Fundamental Growth V.I. Fund, Focus Twenty V.I. Fund, Small Cap Value V.I. Fund, Government Bond V.I. Fund, High Current Income V.I. Fund, Large Cap Core V.I. Fund and Large Cap Value V.I. Fund are each authorized to purchase put options on securities held in its portfolio or securities indices that are correlated with securities held in its portfolio. When a Fund purchases a put option, in consideration for an upfront payment (the “option premium”) the Fund acquires a right to sell to another party specified securities owned by the Fund at a specified price (the “exercise price”) on or before a specified date (the “expiration date”), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Fund’s risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option’s expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Fund will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put.

The American Balanced V.I. Fund, Basic Value V.I. Fund, Core Bond V.I. Fund, Developing Capital Markets V.I. Fund, Global Allocation V.I. Fund, Utilities and Telecommunications V.I. Fund, Large Cap Core V.I. Fund, Index 500 V.I. Fund, Global Growth V.I. Fund, Fundamental Growth V.I. Fund, Focus Twenty V.I. Fund, Small Cap Value V.I., Utilities and Telecommunications V.I. Fund, Government Bond V.I. Fund, High Current Income V.I. Fund and Large Cap Value V.I. Fund are each authorized to purchase call options on securities it intends to purchase or securities or interest rate indices the performance of which are substantially correlated with the performance of the types of securities it intends to purchase. When a Fund purchases a call option, in consideration for the option premium the Fund acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities or interest rate index increases beyond a specified level on or before the expiration date, in the case of an option on a securities or interest rate index. The purchase of a call option may protect the Fund from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Fund is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Fund believes to be attractive, in the case of an option on an index (an “anticipatory hedge”). In the event the Fund determines not to purchase a security underlying a call option, however, the Fund may lose the entire option premium.

Each Fund is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold.

Writing Options. The American Balanced V.I. Fund, Basic Value V.I. Fund, Core Bond V.I. Fund, Developing Capital Markets V.I. Fund, Small Cap Value V.I. Fund, Global Allocation V.I. Fund, Utilities and Telecommunications V.I. Fund, Index 500 V.I. Fund, Global Growth V.I. Fund, Large Cap Core V.I. Fund, Fundamental Growth V.I. Fund, Government Bond V.I. Fund, High Current Income V.I. Fund, Focus Twenty V.I. Fund and Large Cap Value V.I. Fund are each authorized to write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When a Fund writes a call option, in return for an option premium, the Fund gives another party the right to buy specified securities owned by the Fund at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write call options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is less

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than the exercise price, the Fund will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, the Fund limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding.

The American Balanced Basic Value V.I. Fund, Small Cap Value V.I. Fund, Core Bond V.I. Fund, Developing Capital Markets V.I. Fund, Global Allocation V.I. Fund, Utilities and Telecommunications V.I. Fund, Index 500 V.I. Fund, Global Growth V.I. Fund, Fundamental Growth V.I. Fund, Focus Twenty V.I. Fund, Government Bond V.I. Fund, High Current Income V.I. Fund, Large Cap Core V.I. Fund and Large Cap Value V.I. Fund each may also write put options on securities or securities indices. When the Fund writes a put option, in return for an option premium the Fund gives another party the right to sell to the Fund a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write put options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Fund will profit by the amount of the option premium. By writing a put option, however, the Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when the Fund writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Fund for writing the put option. The Fund will write a put option on a security or a securities index only if the Fund would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options — for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a “spread”).

Each Fund is also authorized to sell call or put options in connection with closing out call or put options it has previously purchased.

Other than with respect to closing transactions, a Fund will only write call or put options that are “covered.” A call or put option will be considered covered if the Fund has segregated assets with respect to such option in the manner described in “Risk Factors in Options, Futures, and Currency Instruments” below. A call option will also be considered covered if a Fund owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

Types of Options. A Fund may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter (“OTC”) markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions” below.

Futures

The American Balanced V.I. Fund, Basic Value V.I. Fund, Small Cap Value V.I. Fund, Core Bond V.I. Fund, Developing Capital Markets V.I. Fund, Global Allocation V.I. Fund, Utilities and Telecommunications V.I. Fund, Index 500 V.I. Fund, Global Growth V.I. Fund, Fundamental Growth V.I. Fund, Large Cap Core V.I. Fund, Government Bond V.I. Fund, High Current Income V.I. Fund, Focus Twenty V.I. Fund and Large Cap Value V.I. Fund may each engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather,

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upon purchasing or selling a futures contract the Fund is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day.

The sale of a futures contract limits a Fund’s risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect a Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

In order to comply with current applicable regulations of the Commodity Futures Trading Commission (“CFTC”) pursuant to which a Fund avoids being deemed a “commodity pool operator”, a Fund is limited in its futures trading activities to positions which constitute bona fide hedging positions within the meaning and intent of applicable CFTC rules, or to non-hedging positions for which the aggregate initial margin and premiums will not exceed 5% of the liquidation value of a Fund’s assets.

Swaps

     The American Balanced V.I. Fund, Core Bond V.I. Fund, Global Allocation V.I. Fund, Government Bond V.I. Fund and High Current Income V.I. Fund may enter into swap agreements, including interest rate and index swap agreements. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount”, i.e., the dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. The “notional amount” of the swap agreement is only a fictive basis on which to calculate the obligations which the parties to a swap agreement have agreed to exchange. A Fund’s obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). A Fund’s obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counter party will be covered by marking as segregated cash, U.S. government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, to avoid any potential leveraging of a Fund’s portfolio. No Fund will enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of a Fund’s assets.

     A Fund may also enter into credit default swap agreements. The “buyer” in a credit default contract typically is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no credit event with respect to any underlying reference obligation has occurred. If a credit event occurs, the seller typically must pay the buyer the “par value” (full notional value) of the reference obligation in exchange for the reference obligation. A Fund may either be the buyer or the seller in the transaction. If a Fund is a buyer and no credit event occurs, the Fund may lose its investment and recover nothing. However, if a credit event occurs, the buyer typically receives full notional value for a reference obligation that may have little or no value. As a seller, a Fund typically receives a fixed rate of income throughout the term of the contract, which typically is between six months and three years, provided a credit event does not occur. If a credit event occurs, the seller typically must pay the buyer the full notional amount of the reference obligation. Credit default swaps may involve more risk than if a Fund had invested in the reference obligation directly.

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     Whether a Fund’s use of swap agreements will be successful in furthering its investment objective will depend on the Investment Adviser’s ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, a Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. Restrictions imposed by the Internal Revenue Code of 1986, as amended (the “Code”), may limit a Fund’s ability to use swap agreements. The swaps market is largely unregulated. It is possible that developments in the swap market, including potential government regulation, could adversely affect a Fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

     Credit Default Swap Agreements

     A Fund may enter into credit default swap agreements. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Fund. The protection “buyer” in a credit default contract may be obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. A Fund may be either the buyer or seller in the transaction. If a Fund is a buyer and no credit event occurs, the Fund recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As a seller, a Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value.

     Credit default swaps involve greater risks than if a Fund had invested in the reference obligation directly, since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. A Fund will enter into credit default swap agreements only with counterparties who are rated investment grade quality by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Investment Adviser to be equivalent to such rating. A buyer also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to a Fund. When a Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage since, if a credit event occurs, the seller may be required to pay the buyer the full notional value of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations.

Foreign Exchange Transactions

The Basic Value V.I. Fund, Small Cap Value V.I. Fund, Developing Capital Markets V.I. Fund, Global Allocation V.I. Fund, Utilities and Telecommunications V.I. Fund, Global Growth V.I. Fund, Large Cap Core V.I. Fund, Fundamental Growth V.I. Fund, Focus Twenty V.I. Fund, American Balanced V.I. Fund and Large Cap Value V.I. Fund may each engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.

Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. A Fund will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. A

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Fund may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution. A Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. A Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis.

The Funds authorized to engage in Currency Instrument transactions may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See “Futures” above.

The Funds authorized to engage in Currency Instrument transactions may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” above and “Additional Risk Factors of OTC Transactions” below.

No Fund will speculate in Currency Instruments. Accordingly, a Fund will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. A Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). The Fund will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged. There can be no assurance that a fund will be able to enter into hedging transactions or that such transactions, if attempted, will be effective.

Risk Factors in Hedging Foreign Currency Risks. While a Fund’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund’s shares, the net asset value of the Fund’s shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund’s hedging strategies will be ineffective. To the extent that a Fund hedges against anticipated currency movements which do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, a Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when adverse movements in currency exchange rates occur.

It may not be possible for a Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available or cost-effective (such as certain developing markets) and it is not possible to engage in effective foreign currency hedging.

Risk Factors in Derivate Instruments

Use of derivatives for hedging purposes involves the risk of imperfect correlation in movements in the value of the derivatives and the value of the instruments being hedged. If the value of the derivatives moves more or less than the value of the hedged instruments, a Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

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Each Fund intends to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

Certain transactions in derivatives (e.g., forward foreign exchange transactions, futures transactions, sales of put options) may expose a Fund to potential losses which exceed the amount originally invested by the Fund. When a Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund’s exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the SEC). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund’s exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Strategic Instruments

Certain derivatives traded in OTC markets, including indexed securities, OTC options, and swaps, may involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. A Fund will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

The staff of the SEC has taken the position that purchased OTC options and the assets underlying written OTC options are illiquid securities. Each Fund has therefore adopted an investment policy pursuant to which it will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by the Fund, the market value of the securities underlying OTC call options currently outstanding which have been sold by the Fund and margin deposits on the Fund’s outstanding OTC options exceeds 15% of the total assets of the Fund, taken at market value, together with all other assets of the Fund which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by the Fund to a dealer in U.S. government securities recognized as a “primary dealer” by the Federal Reserve Bank of New York and the Fund has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying security minus the option’s exercise price).

Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin to the extent that a Fund has unrealized gains in such instruments or has deposited collateral with its counterparty, the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Fund with a third-party guaranty or other credit enhancement.

Additional Limitations on the Use of Derivatives

No Fund may use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

Risks of High Yield Securities

The American Balanced V.I. Fund, Core Bond V.I. Fund, Developing Capital Markets V.I. Fund, Global Allocation V.I. Fund and High Current Income V.I. Fund may invest a portion of their assets in high yield, high risk securities or junk bonds, which are regarded as being predominantly speculative as to the issuer’s ability to make payments of principal and interest. Investment in such securities involves substantial risk. Issuers of junk

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bonds may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher-rated securities. For example, during an economic downturn or a sustained period of rising interest rates, issuers of high yield securities may be more likely to experience financial stress, especially if such issuers are highly leveraged. During recessionary periods, such issuers may not have sufficient revenues to meet their interest payment obligations. The issuer’s ability to service its debt obligations also may be adversely affected by specific issuer developments, or the issuer’s inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holders of junk bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. While the high yield securities in which the Developing Capital Markets V.I. Fund and High Current Income V.I. Fund may invest normally do not include securities which, at the time of investment, are in default or the issuers of which are in bankruptcy, there can be no assurance that such events will not occur after a Fund purchases a particular security, in which case a Fund may experience losses and incur costs.

High yield securities frequently have call or redemption features that would permit an issuer to repurchase the security from the Fund. If a call were exercised by the issuer during a period of declining interest rates, the Fund likely would have to replace such called security with a lower yielding security, thus decreasing the net investment income to the Fund and dividend to shareholders.

High yield securities tend to be more volatile than higher-rated fixed-income securities, so that adverse economic events may have a greater impact on their prices and yields than on higher-rated fixed-income securities. Zero coupon bonds and bonds which pay interest and/or principal in additional bonds rather than in cash are especially volatile. Like higher-rated fixed-income securities, junk bonds are generally purchased and sold through dealers who make a market in such securities for their own accounts. However, there are fewer dealers in this market, which may be less liquid than the market for higher-rated fixed-income securities, even under normal economic conditions. Also, there may be significant disparities in the prices quoted for such bonds by various dealers. Adverse economic conditions or investor perceptions (whether or not based on economic fundamentals) may impair the liquidity of this market, and may cause the prices a Fund receive for their junk bonds to be reduced, or a Fund may experience difficulty in liquidating a portion of its portfolio when necessary to meet the Fund’s liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. Under such conditions, judgement may play a greater role in valuing certain of each Fund’s portfolio securities than in the case of securities trading in a more liquid market.

Adverse publicity and investor perceptions, which may not be based on fundamental analysis, also may decrease the value and liquidity of junk bonds, particularly in a thinly traded market. Factors adversely affecting the market value of such securities are likely to affect adversely the net asset value of a Fund. In addition, each Fund may incur additional expenses to the extent that it is required to seek recovery upon a default on a portfolio holding or to participate in the restructuring of the obligation.

Sovereign Debt. The junk bonds in which the American Balanced V.I. Fund, Core Bond V.I. Fund, Developing Capital Markets V.I. Fund, Global Allocation V.I. Fund and High Current Income V.I. Fund may invest include junk bonds issued by sovereign entities. Investment in such sovereign debt involves a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

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     Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by a governmental entity, there may be few or no effective legal remedies available to a Fund and there can be no assurance a Fund will be able to collect on defaulted sovereign debt in whole or in part.

     Investment in Other Investment Companies. Each Fund may invest in other investment companies whose investment objectives and policies are consistent with those of the Fund. In accordance with the Investment Company Act of 1940, as amended, (the “Investment Company Act”), a Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act, a Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund ‘s total assets may be invested in securities of any investment company. Each Fund has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to such limitations, provided however, that in all cases the Fund’s aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Fund ‘s total assets at any time. If a Fund acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by a Fund in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

Insurance Law Restrictions

In order for shares of the Funds to remain eligible investments for the Separate Accounts, it may be necessary, from time to time, for a Fund to limit its investments in certain types of securities in accordance with the insurance laws or regulations of the various states in which the Contracts are sold.

The New York insurance law requires that investments of each Fund be made with the degree of care of an “ordinarily prudent person.” The Investment Adviser believes that compliance with this standard will not have any negative impact on the performance of any of the Funds.

Other Considerations

The Investment Adviser will use its best efforts to assure that each Fund complies with certain investment limitations of the Internal Revenue Service to assure favorable income tax treatment for the Contracts. It is not expected that such investment limitations will materially affect the ability of any Fund to achieve its investment objective.

INVESTMENT RESTRICTIONS

The Company has adopted the following fundamental and non-fundamental restrictions and policies relating to the investment of the assets of the Funds and their activities. The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the outstanding voting shares of each Fund affected (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares present at a meeting at which more than 50% of the outstanding shares of the affected Fund are represented or (ii) more than 50% of the outstanding shares of the affected Fund). The investment objective of each Fund is non-fundamental, and as such, may be changed by the Company’s Board of Directors without shareholder approval, except that the investment objectives of the American Balanced V.I. Fund and Developing Capital Markets V.I. Fund are fundamental, and as such may not be changed without the approval of the holders of a majority of the outstanding shares of each such Fund.

Restrictions Applicable to the Domestic Money Market V.I. Fund

The Domestic Money Market V.I. Fund may not purchase any security other than money market and other securities described under “Investment Objectives and Policies” in the Domestic Money Market V.I. Fund’s Prospectus. In addition, the Domestic Money Market V.I. Fund may not purchase securities of foreign issuers (including Eurodollar and Yankeedollar obligations). In addition, the Domestic Money Market V.I. Fund may not:

(1) invest more than 10% of its total assets (taken at market value at the time of each investment) in the securities (other than U.S. Government or government agency securities) of any one issuer (including repurchase agreements with any one bank) except that up to 25% of the value of the Fund’s total assets may be invested without regard to such 10% limitation.

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(2) alone, or together with any other Fund or Funds, make investments for the purpose of exercising control or management. (3) purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

(3) purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

(4) purchase or sell interests in oil, gas or other mineral exploration or development programs, commodities, commodity contracts or real estate, except that the Fund may invest in securities secured by real estate or interests therein or securities issued by companies which invest in real estate or interest therein.

(5) purchase any securities on margin except that the Company may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

(6) make short sales of securities or maintain a short position or write, purchase or sell puts, calls, straddles, spreads or combination thereof.

(7) make loans to other persons; provided that the Fund may purchase money market securities or enter into repurchase agreements; lend securities owned or held by it pursuant to (8) below; and provided further that for purposes of this restriction the acquisition of a portion of an issue of publicly distributed bonds, debentures or other corporate debt securities or of government obligations, short-term commercial paper, certificates of deposit and bankers’ acceptances shall not be deemed the making of a loan.

(8) lend its portfolio securities in excess of 33 1/3% of its total assets, taken at market value at the time of the loan, provided that such loans are made according to the guidelines set forth below and the guidelines of the SEC and the Company’s Board of Directors, including maintaining collateral from the borrower equal at all times to the current market value of the securities loaned.

(9) borrow amounts in excess of 20% of its total assets, taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes. The borrowing provisions shall not apply to reverse repurchase agreements. Usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, the Fund will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities. The Fund will not purchase securities while borrowings are outstanding.

(10) mortgage, pledge, hypothecate or in any manner transfer (except as provided in (8) above), as security for indebtedness, any securities owned or held by the Fund except as may be necessary in connection with borrowings mentioned in (9) above, and then such mortgaging, pledging or hypothecating may not exceed 25% of the Fund’s total assets, taken at market value at the time thereof. Although the Fund has the authority to mortgage, pledge or hypothecate more than 10% of its total assets under this investment restriction (10), as a matter of operating policy, the Fund will not mortgage, pledge or hypothecate in excess of 10% of total net assets.

(11) act as an underwriter of securities, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities.

(12) purchase, either alone or together with any other Fund or Funds, more than 10% of the outstanding securities of an issuer except that such restriction does not apply to U.S. Government or government agency securities, bank money instruments or repurchase agreements.

(13) invest in securities (except for repurchase agreements or variable amount master notes) with legal or contractual restrictions on resale or for which no readily available market exists or in securities of issuers (other than issuers of government agency securities) having a record, together with predecessors, of less than three years of continuous operation if, regarding all such securities, more than 10% of its total assets (taken at market value) would be invested in such securities.

(14) enter into repurchase agreements if, as a result thereof, more than 10% of the Fund’s total assets (taken at market value at the time of each investment) would be subject to repurchase agreements maturing in more than seven days.

(15) enter into reverse repurchase agreements if, as a result thereof, the Fund’s obligations with respect to reverse repurchase agreements would exceed one-third of the Fund’s net assets (defined to be total assets, taken at market value, less liabilities other than reverse repurchase agreements).

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(16) invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any particular industry (other than U.S. Government securities, government agency securities or bank money instruments).

Restrictions Applicable to the Reserve Assets V.I. Fund

The Reserve Assets V.I. Fund may not purchase any security other than money market and other securities described under “Investment Objectives and Policies” in the Prospectus for the Reserve Assets V.I. Fund. In addition, the Reserve Assets V.I. Fund may not:

(1) invest more than 10% of its total assets (taken at market value at the time of each investment) in the securities (other than U.S. Government or government agency securities) of any one issuer (including repurchase agreements with any one bank) except that up to 25% of the value of the Fund’s total assets may be invested without regard to such 10% limitation.

(2) alone, or together with any other Fund or Funds, make investments for the purpose of exercising control or management.

(3) purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

(4) purchase or sell interests in oil, gas or other mineral exploration or development programs, commodities, commodity contracts or real estate, except that the Fund may invest in securities secured by real estate or interests therein or securities issued by companies which invest in real estate or interest therein.

(5) purchase any securities on margin except that the Company may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

(6) make short sales of securities or maintain a short position or write, purchase or sell puts, calls, straddles, spreads or combinations thereof.

(7) make loans to other persons; provided that the Fund may purchase money market securities or enter into repurchase agreements; lend securities owned or held by it pursuant to (8) below; and provided further that for purposes of this restriction the acquisition of a portion of an issue of publicly-distributed bonds, debentures or other corporate debt securities or of government obligations, short-term commercial paper, certificates of deposit and bankers’ acceptances shall not be deemed the making of a loan.

(8) lend its portfolio securities in excess of 33 1/3% of its total assets, taken at market value at the time of the loan, provided that such loans are made according to the guidelines set forth below and the guidelines of the SEC and the Company’s Board of Directors, including maintaining collateral from the borrower equal at all times to the current market value of the securities loaned.

(9) borrow amounts in excess of 20% of its total assets, taken at market value and then only from banks as a temporary measure for extraordinary or emergency purposes. The borrowing provisions shall not apply to reverse repurchase agreements. Usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, the Fund will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities. The Fund will not purchase securities while borrowings are outstanding.

(10) mortgage, pledge, hypothecate or in any manner transfer (except as provided in (8) above), as security for indebtedness, any securities owned or held by the Fund except as may be necessary in connection with borrowings mentioned in (9) above, and then such mortgaging, pledging or hypothecating may not exceed 25% of the Fund’s total assets, taken at market value at the time thereof. As a matter of operating policy, the Fund will not mortgage, pledge or hypothecate in excess of 10% of total net assets.

(11) act as an underwriter of securities, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities.

(12) purchase, either alone or together with any other Fund or Funds, more than 10% of the outstanding securities of an issuer except that such restriction does not apply to U.S. Government or government agency securities, bank money instruments or repurchase agreements.

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(13) invest in securities (except for repurchase agreements or variable amount master notes) with legal or contractual restrictions on resale or for which no readily available market exists or in securities of issuers (other than issuers of government agency securities) having a record, together with predecessors, of less than three years of continuous operation if, regarding all such securities, more than 5% of its total assets (taken at market value) would be invested in such securities.

(14) enter into repurchase agreements if, as a result thereof, more than 10% of the Fund’s total assets (taken at market value at the time of each investment) would be subject to repurchase agreements maturing in more than seven days.

(15) enter into reverse repurchase agreements if, as a result thereof, the Fund’s obligations with respect to reverse repurchase agreements would exceed one-third of the Fund’s net assets (defined to be total assets, taken at market value, less liabilities other than reverse repurchase agreements).

(16) invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any particular industry (other than U.S. Government securities, government agency securities or bank money instruments).

Restrictions Applicable to each of the Funds (Except the Domestic Money Market V.I. Fund and the Reserve Assets V.I. Fund)

Under the Funds’ fundamental investment restrictions, none of the Funds (unless noted otherwise below) may:

1. Make any investment inconsistent with the Fund’s classification as a diversified company under the Investment Company Act.(1)

2. Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).(2)

3. Make investments for the purpose of exercising control or management.(3)

4. Purchase or sell real estate, except that the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Prospectus and Statement of Additional Information, as they may be amended from time to time.

6. Issue senior securities to the extent such issuance would violate applicable law.

7. Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund’s investment policies as set forth in the Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

8. Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities.

9. Purchase or sell commodities or contracts on commodities, except to the extent the Fund may do so in accordance with applicable law and the Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

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Under the Funds’ non-fundamental investment restrictions, which may be changed by the Board of Directors without shareholder approval, none of the Funds (unless noted otherwise below) may:

a. Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law or as may be permitted in the Prospectus or this Statement of Additional Information. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its shares are owned by another investment company that is part of the same group of investment companies as the Fund.

b. Make short sales of securities or maintain a short position, except to the extent permitted under the Prospectus and Statement of Additional Information for the American Balanced V.I. Fund, Focus Twenty V.I. Fund, Core Bond V.I. Fund and Small Cap Value V.I. Fund and by applicable law. No Fund, other than the American Balanced V.I. Fund, Focus Twenty V.I. Fund Core Bond V.I. Fund and Small Cap Value V.I. Fund, currently intends to engage in short sales or maintain a short position, except for short sales “against the box,” and Global Allocation V.I. Fund may make share sales that are covered by securities convertible or exchangeable into the security which is being sold short.”(4)

c. Invest in securities which cannot be readily resold because of legal or contractual restrictions or which cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities which mature within seven days or securities which the Board of Directors has otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act and determined to be liquid by the Board of Directors of the Company are not subject to the limitations set forth in this investment restriction.

d. Invest in warrants if, at the time of acquisition, its investments in warrants, valued at the lower of cost or market value, would exceed 5% of the Fund’s total assets; included within such limitation, but not to exceed 2% of the Fund’s total assets, are warrants which are not listed on the New York Stock Exchange or American Stock Exchange or a major foreign exchange. For purposes of this restriction, warrants acquired by the Fund in units or attached to securities may be deemed to be without value.(5)

e. Purchase or retain the securities of any issuer, if those individual officers and directors of the Company, the officers and general partner of the Investment Adviser, the directors of such general partner or the officers and directors of any subsidiary thereof each owning beneficially more than one-half of one percent of the securities of such issuer own in the aggregate more than 5% of the securities of such issuer.(5)

f. Invest in real estate limited partnership interests or interests in oil, gas or other mineral leases, or exploration or development programs, except that the Fund may invest in securities issued by companies that engage in oil, gas or other mineral exploration or development activities.(5)

g. Write, purchase or sell puts, calls, straddles, spreads or combinations thereof, except to the extent permitted in the Prospectus and Statement of Additional Information, as they may be amended from time to time.

h. Notwithstanding fundamental investment restriction number 7 above, borrow amounts in excess of 5% (20% in the case of the Developing Capital Markets V.I. and Fundamental Growth V.I. Funds, 10% in the case of the Global Allocation V.I. Fund and Government Bond V.I. Fund and 33 1/3% in the case of the Global Growth V.I. Fund, Focus Twenty V.I. Fund, Large Cap Core V.I. Fund and Large Cap Value V.I. Fund) of the total assets of the Fund, taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes such as the redemption of Fund shares; provided, however, that the Large Cap Core V.I. Fund and Large Cap Value V.I. Fund also may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.(6)

i. Pledge greater than 10% (20% in the case of the Developing Capital Markets V.I. Fund) of its total assets, taken at market value at the time of the pledge. For the purpose of this restriction, collateral arrangements with respect to (i) transactions in options, foreign currency contracts, futures contracts and options on futures contracts and (ii) initial and variation margin are not deemed to be a pledge of assets.(7)

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j. Lend its portfolio securities in excess of 33 1/3% of its total assets, taken at market value, at the time of the loan.

k. In the case of each of the American Balanced V.I. Fund, Basic Value V.I. Fund, Small Cap Value V.I. Fund, High Current Income V.I. Fund, Core Bond V.I. Fund, Large Cap Core V.I. Fund, Fundamental Growth V.I. Fund, Focus Twenty V.I. Fund and Large Cap Value V.I. Fund, invest in the securities of foreign issuers, except that each such Fund may invest in securities of foreign issuers if at the time of acquisition no more than 10% (20% in the case of American Balanced V.I. Fund, 25% in the case of Basic Value V.I. Fund and Core Bond V.I. Fund, 30% in the case of High Current Income V.I. Fund and Small Cap Value V.I. Fund and no limit in the case of Developing Capital Markets V.I. Fund, Global Allocation V.I. Fund, Global Growth V.I. Fund and Utilities & Telecommunications V.I. Fund) of its total assets, taken at market value at the time of the investment, would be invested in such securities. Consistent with the general policy of the SEC, the nationality or domicile of an issuer for determination of foreign issuer status may be (i) the country under whose laws the issuer is organized, (ii) the country in which the issuer’s securities are principally traded, or (iii) a country in which the issuer derives a significant proportion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed in the country, or in which at least 50% of the assets of the issuer are situated. See “Other Portfolio Strategies-Foreign Securities” in the Prospectus.

(1)	The Developing Capital Markets V.I., Focus Twenty V.I., Global Allocation V.I. and Index 500 V.I., Funds are classified as non-diversified investment companies under the Investment Company Act, and therefore this restriction is not applicable to those Funds.
(2)	For purposes of this restriction, states, municipalities and their political subdivisions are not considered to be part of any industry, and utilities will be divided according to their services; for example, gas, gas transmission, electricity, telecommunications and water each will be considered a separate industry for purposes of this restriction. In addition, this restriction will not restrict (i) the Utilities and Telecommunications V.I. Fund, under normal circumstances, from investing 80% or more of its total assets in equity and debt securities issued by domestic and foreign companies in the utilities industries (i.e., electricity, telecommunications, gas or water). In addition, for puposes of this restriction, industry means any one or more of the industry subclassifications used by one or more widely recognized market indices or ratings group indices, and/or as defined by Fund management.
(3)	In the case of the Global Allocation V.I. Fund, American Balanced V.I. Fund, Basic Value V.I. Fund, Developing Capital Markets V.I. Fund, Utilities and Telecommunications V.I. Fund, Small Cap Value V.I. Fund, Global Growth V.I. Fund, Focus Twenty V.I. Fund, Large Cap Core V.I. Fund and Large Cap Value V.I. Fund, investments in wholly-owned investment entities created under the laws of certain countries will not be deemed to be the making of investments for the purpose of exercising control or management.
(4)	The American Balanced V.I. Fund, Basic Value V.I. Fund, Core Bond V.I. Fund, Developing Capital Markets V.I. Fund, Fundamental Growth V.I. Fund, Global V.I. Fund, Global Growth V.I. Fund, Large Cap Core V.I. Fund, allocation Utilities and Telecommunications V.I. Fund and Small Cap Value V.I. Fund may maintain short positions in forward currency contracts, options, futures contracts and options on futures contracts.
(5)	This restriction is not applicable to the Global Allocation V.I. Fund, Global Growth V.I. Fund, Focus Twenty Fund V.I., Fundamental Growth V.I. Fund, Large Cap Core V.I. Fund and Large Cap Value V.I. Fund.
(6)	In addition, the American Balanced V.I., Basic Value V.I., Developing Capital Markets V.I., SmallCap Value V.I., Global Allocation V.I., High Current Income V.I., Core Bond V.I., Large Cap Core V.I., Large Cap Value V.I. and Fundamental Growth V.I. Funds will not purchase securities while borrowings are outstanding, except, in the case of the Developing Capital Markets V.I. Fund, (a) to honor prior commitments or (b) to exercise subscription rights where outstanding borrowings have been obtained exclusively for settlements of other securities transactions. The Global Allocation V.I., Utilities and Telecommunications V.I., Global Growth V.I., Focus Twenty V.I., Large Cap Core V.I. and Large Cap Value V.I. Funds will not purchase securities while borrowings in excess of 5% of its total assets are outstanding.
(7)	The Global Growth V.I. Fund, Fundamental Growth V.I. Fund, Focus Twenty V.I. Fund, Large Cap Core V.I. Fund and Large Cap Value V.I. Fund are permitted to pledge their assets to secure borrowings.

In addition, (i) the American Balanced V.I. Fund has adopted a non-fundamental policy to invest, under normal circumstances, at least 80% of its net assets (including borrowings for investment purposes) (“Net Assets”) in U.S. Securities, (ii) the Core Bond V.I. Fund has adopted a non-fundamental policy to invest, under normal circumstances, at least 80% of its Net Assets in fixed-income securities, (iii) the Developing Capital Markets V.I. Fund has adopted a non-fundamental policy to invest, under normal circumstances, at least 80% of its Net Assets in securities of companies in developing capital markets as defined by the Fund, (iv) the Government Bond V.I. Fund has adopted a non-fundamental policy to invest, under normal circumstances, at least 80% of its Net Assets in fixed-income securities issued or guaranteed by the U.S. Treasury or U.S. government agencies and instumentalities, (v) the Index 500 V.I. Fund has adopted a non-fundamental policy to invest, under normal circumstances, at least 80% of its Net Assets in the common stocks represented in the S&P 500 Index and in derivative instruments linked to the S&P 500, (vi) the Large Cap Core V.I. Fund has adopted a non-fundamental policy to invest under normal circumstances, at least 80% of its Net Assets in equity securities of large cap companies as defined by the Fund, (vii) the Large Cap Value V.I. Fund has adopted a non-fundamental policy to invest, under normal circumstances at least 80% of its Net Assets in equity securities

27

of large cap companies as defined by the Fund (viii) the Small Cap Value V.I. Fund has adopted a non-fundamental policy to invest, under normal circumstances, at least 80% of its Net Assets in equity securities of small companies as defined by the Fund, and (ix) the Utilities and Telecommunications V.I. Fund has adopted a non-fundamental policy to invest, under normal circumstances, at least 80% of its Net Assets in a diversified portfolio of equity and debt securities issued by utility companies as defined by the Fund (which includes telecommunications companies). The Company will provide the shareholders of any such Fund with at least 60 days prior notice of any change in the relevant Fund’s non-fundamental policy described in the preceding sentence.

In addition, to comply with tax requirements for qualification as a “regulated investment company,” each Fund’s investments will be limited in a manner such that, at the close of each quarter of each fiscal year, (a) no more than 25% of each Fund’s total assets are invested in the securities of a single issuer, and (b) with regard to at least 50% of each Fund’s total assets, no more than 5% of its total assets are invested in the securities of a single issuer. For purposes of this restriction, each Fund will regard each state and each political subdivision, agency or instrumentality of such state and each multi-state agency of which such state is a member and each public authority which issues securities on behalf of a private entity a separate issuer, except that if the security is backed only by the assets and revenues of a non-governmental entity then the entity with the ultimate responsibility for the payment of interest and principal may be regarded as the sole issuer. These tax-related limitations may be changed by the Board of Directors of each Fund to the extent necessary to comply with changes to the Federal tax requirements.

Over-The-Counter Options

The staff of the SEC has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Company has adopted an investment policy pursuant to which it will not purchase or sell OTC options if, as a result of such transaction, the sum of the market value of OTC options currently outstanding which are held by a Fund, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Fund and margin deposits on the Fund’s existing OTC options on futures contracts exceeds 15% of the total assets of the Fund, taken at market value, together with all other assets of the Fund which are illiquid or are not otherwise readily marketable. However, if an OTC option is sold by a Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying security minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy as to OTC options is not a fundamental policy of any Fund and may be amended by the Directors of the Company without the approval of the Company’s shareholders. However, the Company will not change or modify this policy prior to the change or modification by the SEC staff of its position.

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MANAGEMENT OF THE COMPANY

Directors and Officers

      The Directors of the Company consist of eight individuals, seven of whom are not “interested persons” of the Company as defined in the Investment Company Act (the “non-interested Directors”). The Directors are responsible for the overall supervision of the operations of the Company and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

     Each non-interested Director is a member of the Company’s Audit Committee (the “Committee”). The principal responsibilities of the Committee are the appointment, compensation and oversight of the Company’s independent accountants, including the resolution of disagreements regarding financial reporting between Company management and such independent accountants. The Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Company; (ii) discuss with the independent accountants certain matters relating to the Company’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Company’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Company’s accounting and financial reporting policies and practices and internal controls and Company management’s responses thereto. The Board of the Company has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist it in connection with these duties.
The Committee met four times during the fiscal year ended December 31, 2002.

Biographical Information. Certain biographical and other information relating to the non-interested Directors of the Company is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate, Fund Asset Management, L.P. (“FAM”), (“MLIM/FAM-advised funds”) and other public directorships.

Name, Address* and Age of Director	Position(s) Held with the Company	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
James H. Bodurtha (59)	Director	Director since 2002	Director and Executive Vice President, The China Business Group, Inc., since 1996; Chairman and Chief Executive Officer, China Enterprise Management Corporation from 1993 to 1996; Chairman, Berkshire Corporation since 1980; Partner, Squire, Sanders & Dempsey from 1980 to 1993.	42 registered investment companies consisting of 60 portfolios	None

29

Name, Address* and Age of Director	Position(s) Held with the Company	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
Joe Grills (68)	Director	Director since 1994	Member of the Committee of Investment of Employee Benefit Assets of the Association of Financial Professionals (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Corporation (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 until 1993; Member of the Investment Advisory Committee of the State of New York Common Retirement Fund since 1997; Member of the Investment Advisory Committee of the Howard Hughes Medical Institute from 1997 to 2000; Director, Duke Management Company since 1992 and Vice Chairman since 1998; Director, LaSalle Street Fund from 1995 to 2001; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998 and Vice Chairman thereof since 2002; Director, Montpelier Foundation since 1998; Member of the Investment Committee of the Woodberry Forest School since 2000; Member of the Investment Committee of the National Trust for Historic Preservation since 2000.	42 registered investment companies consisting of 60 portfolios	Kimco Realty Corporation

Herbert I. London (64)	Director	Director since 2002	John M. Olin Professor of Humanities, New York University since 1993 and professor thereof since 1980; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corporation from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993; Limited Partner Hypertech LP since 1996.	42 registered investment companies consisting of 60 portfolios	None

André F. Perold (51)	Director	Director since 2002	Harvard Business School: George Gund Professor of Finance and Banking since 2000; Finance Area Chair since 1996; Sylvan C. Colemen Professor of Financial Management from 1993 to 2000; Trustee, Commonfund since 1989; Director, Genbel Securities Limited and Gensec Bank since 1999; Director, Gensec Asset Management since 2000; Director, Stockback.com since 2000; Director, Sanlam Investment Management from 1999 to 2001; Director Bulldogresearch.com from 2000 to 2001; Director, Quantec Limited from 1991 to 1999; Director and Chairman of the Board of UNX, Inc. since 2003.	42 registered investment companies consisting of 60 portfolios	None

30

Name, Address* and Age of Director	Position(s) Held with the Company	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
Roberta Cooper Ramo (60)	Director	Director since 2002	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993. President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Shareholder, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director, Coopers, Inc. since 1999; Director of ECMC Group (provider of services to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now Wells Fargo) from 1975 to 1976.	42 registered investment companies consisting of 60 portfolios	None

Robert S. Salomon, Jr. (66)	Director	Director since 1997	Principal of STI Management (investment adviser) since 1994; Chairman and CEO of Salomon Brothers Asset Management from 1992 until 1995; Chairman of Salomon Brothers equity mutual funds from 1992 until 1995; regular columnist with Forbes Magazine since 1992; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers from 1975 until 1991; Trustee, Commonfund from 1980 to 2001.	42 registered investment companies consisting of 60 portfolios	None

Stephen B. Swensrud (69)	Director	Director since 1983	Chairman of Fernwood Associates (investment adviser) since 1996; Principal, Fernwood Associates (financial consultants) since 1975; Chairman of R.P.P. Corporation (manufacturing company) since 1978; Director of International Mobile Communications, Inc. (telecommunications company) since 1998.	43 registered investment companies consisting of 61 portfolios	None

*	The address of each non-interested Director is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Director serves until his or her successor is elected and qualified, or until his or her death or resignation, or removal as provided in the Company’s by-laws or charter or by statute, or until December 31 of the year in which he or she turns 72.

Certain biographical and other information relating to the Director who is an officer and an “interested person” of the Company as defined in the Investment Company Act (the “interested Director”) and to the other officers of the Company is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised Funds and Public directorships held.

31

Name, Address* and Age	Position(s) Held with the Company	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
Terry K. Glenn (62)**	Director and President	Director since 1999; President since 1999****	President and Chairman of the MLIM/FAM-advised funds since 1999; Chairman (Americas Region) of MLIM from 2000 to 2002; Executive Vice President from 1983 to 2000 of FAM and MLIM (the terms FAM and MLIM, as used herein, include their corporate predecessors); President of FAM Distributors, Inc. (“FAMD”) from 1986 to 2002 and Director thereof from 1991 to 2002; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) from 1993 to 2002; President of Princeton Administrators, L.P. from 1998 to 2002; Director of Financial Data Services, Inc. from 1985 to 2002.	117 registered investment companies consisting of 161 portfolios	None

Robert C. Doll, Jr. (48)	Senior Vice President	Senior Vice President since 1999	President of MLIM and FAM since 2001; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President From 1999 to 2001; Director of Princeton Services since 2001; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	45 registered investment companies consisting of 69 portfolios

Donald C. Burke (42)	Vice President and Treasurer	Vice President since 1993, Treasurer since 1999	First Vice President of FAM and MLIM since 1997 and the Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999. Vice President of FAMD since 1999; Vice President of MLIM from 1990 to 1997; Director of Taxation of MLIM since 1990.	116 registered investment companies consisting of 160 portfolios	None

Kathleen Anderson (43)	Vice President and Portfolio Manager	Vice President since 2001	Associate Portfolio Manager of MLIM since 1998; Research Analyst of MLIM from 1993 to 1998.	2 registered investment company consisting of 2 portfolios	None

R. Elise Baum (42)	Vice President and Portfolio Manager	Vice President since 2000	Managing Director of MLIM since 2000; First Vice President of the Investment Adviser from 1999 to 2000; Director of MLIM from 1997 to 1999; Vice President of MLIM from 1995 to 1997.	4 registered investment company consisting of 3 portfolios	None

Lawrence R. Fuller (62)	Vice President and Portfolio Manager	Vice President since 1993	First Vice President of MLIM Since 1997.	6 registered investment companies consisting of 7 portfolios	None

Michael S. Hahn (34)	Vice President	Vice President since 2002	Associate Portfolio Manager of MLIM Since 1999; Portfolio Manager and Analyst for the PBHG family of Mutual Funds from 1996 to 1999.	3 registered investment companies consisting of 2 portfolios	None

32

Name, Address* and Age	Position(s) Held with the Company	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
Patrick Maldari (40)	Vice President	Vice President since 2002	Managing Director of Americas Fixed Income for Merrill Lynch Investment Managers since 2000; Director of Fixed-Income Institutional Business from 1997-2000.	6 registered investment companies consisting of 5 portfolios	None

Robert J. Martorelli (45)	Vice President and Portfolio Manager	Vice President since 2002	First Vice President of MLIM since 1997; Vice President of MLIM from 1987 to 1997.	5 registered investment companies consisting of 3 portfolios	None

Kevin J. McKenna (46)	Senior Vice President	Senior Vice President since 1993	First Vice President of MLIM since 1997; Vice President of MLIM from 1985 to 1997.	14 registered investment companies consisting of 14 portfolios	None

Robert F. Murray (45)	Vice President and Portfolio Manager	Vice President since 1998	Vice President of MLIM since 1993. Employed by the Investment Adviser since 1989.	2 registered investment company consisting of 2 portfolios	None

Thomas Musmanno (33)	Vice President and Portfolio Manager	Vice President since 2003	Vice President of MLIM since 1997; Derivatives and Structured Products Specialist with MLIM from 2000 to 2002; Portfolio Manager with MLIM from 1996.	3 registered investment companies consisting of 3 portfolios	None

James Pagano (39)	Vice President	Vice President since 2002	Senior Fixed Income Analyst since 1998; Risk Manager from 1997 to 1998.	2 registered investment companies consisting of 3 portfolios	None

Kevin Rendino (36)	Vice President and Portfolio Manager	Vice President since 1993	First Vice President of MLIM since 1997; Vice President of MLIM since December 1993; Senior Research Analyst From 1990 to 1992; Corporate Analyst from 1988 to 1990.	6 registered investment company consisting of 4 portfolios	None

Jacqueline Rogers (45)	Vice President and Portfolio Manager	Vice President since 2000	Vice President of MLIM since 1986.	2 registered investment company consisting of 3 portfolios	None

Kurt Schansinger (42)	Vice President and Portfolio Manager	Vice President since 2001	First Vice President of MLIM since 1997; Vice President of MLIM From January 1996 to 1997. Prior to Joining MLIM, Mr. Schansinger Spent 12 Years with Oppenheimer Capital, where he rose to Senior Vice President.	3 registered investment company consisting of 3 portfolios	None

Robert M. Shearer (47)	Vice President and Portfolio Manager	Vice President since 2000	First Vice President of MLIM since January 1998; Vice President from 1997 to 1998; Vice President and Assistant Portfolio Manager at David L. Babson and Company, Incorporated from 1996 to 1997; Vice President/Section Manager at Concert Capital Management from 1993 to 1996.	3 registered investment companies consisting of 3 portfolios	None

33

Name, Address* and Age	Position(s) Held with the Company	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
Dennis W. Stattman (51)	Vice President and Portfolio Manager	Vice President since 2001	First Vice President of MLIM since 1997; Vice President of MLIM from 1989 to 1997.	3 registered investment company consisting of 3 portfolios	None

Frank Viola (37)	Vice President and Portfolio Manager	Vice President since 2003	Managing Director and Portfolio Manager with MLIM since 1997; Treasurer of Merrill Lynch Bank & Trust from 1996 to 1997 and Vice President of Merrill Lynch Capital Markets from 1993 to 1996.	7 registered investment companies consisting of 4 portfolios	None

Stephen M. Benham (42)	Secretary	Secretary since 2002	Vice President (Legal Advisory) of MLIM since 2000; Associate, Kirkpatrick & Lockhart LLP from 1997 to 2000.	3 registered investment companies consisting of 19 portfolios	None

*	The address of the director and each officer is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Mr. Glenn is an “interested person,” as defined in the Investment Company Act of the Company based on his former positions with FAM, MLIM, FAMD, Princeton Services and Princeton Administration, L.P.
***	Elected by and serves at the pleasure of the Board of Directors of the Company.
****	As a Director, Mr. Glenn serves until his successor is elected and qualified, or until his death or resignation, or removal as provided in the Company’s by-laws or charter or by statute, or until December 31 of the year in which he turns 72.

Share Ownership. Information relating to each Director’s share ownership of the Company and in all registered funds in the Merrill Lynch family of Funds that are overseen by the respective Director (“Supervised Merrill Lynch Funds”) as of December 31, 2002 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Company	Aggregate Dollar Range of Securities in All Supervised Merrill Lynch Funds
Interested Director:
Terry K. Glenn	None	over $100,000
Non-Interested Directors:
James H. Bodurtha	None	$50,001-$100,000
Joe Grills	None	over $100,000
Herbert I. London	None	over $100,000
André F. Perold	None	None
Roberta Cooper Ramo	None	$50,001-$100,000
Stephen B. Swensrud	None	None
Robert S. Salomon, Jr.	None	None

      As of April 4, 2003, the Directors and officers of the Company as a group owned an aggregate of less than 1% of the outstanding shares of the company. As of December 31, 2002, none of the non-interested Directors of the Company or their immediate family members owned beneficially or of record any securities of Merrill Lynch & Co., Inc. (“ML & Co.”).

Compensation of Directors

Pursuant to the terms of the investment advisory agreements between MLIM and the Funds (the “Investment Advisory Agreements”), the Investment Adviser pays all compensation of officers and employees of the Company as well as the fees of all Directors of the Company who are affiliated persons of ML & Co. or its subsidiaries.

     Effective January 1, 2003, each non-interested Director will receive an aggregate annual retainer of $132,000 for his or her services to MLIM/FAM-advised funds, including the Company. The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based on the relative net assets of each such fund. In addition, each non-interested Director receives a fee per in-person Board meeting attended and per in-person Committee meeting attended. The annual per meeting fees paid to each non-interested Director aggregate $100,000 for for all MLIM/FAM-advised funds for which that Director serves and are allocated equally among those funds.

34

      The following table sets forth the compensation earned by each of the non-interested Directors for the calendar year ended December 31, 2002 and the aggregate compensation paid to them by all MLIM/FAM-advised funds (including the Company) for the calendar year ended December 31, 2002:

Name of Director	Compensation from Company	Pension or Retirement Benefit Accrued as Part of Company Expenses	Aggregate Compensation from Company and MLIM/FAM- Advised Funds(1)
James H. Bodurtha(2)*	$23,438	None	$276,150
Joe Grills*	$39,063	None	$266,097
Herbert I. London(2)	$23,438	None	$276,150
André F. Perold(2)	$23,438	None	$276,150
Roberta Cooper Ramo(2)	$23,438	None	$276,150
Melvin R. Seiden (3)	$39,063	None	$255,647
Stephen B. Swensrud	$39,063	None	$315,564
Robert S. Salomon, Jr.	$39,063	None	$255,647

(1)	For the number of MLIM/FAM advised funds from which each Director received compensation, see the table beginning on p. 29.
(2)	Messrs. Bodurtha, London and Perold and Ms. Ramo were elected Directors of the Company on April 15, 2002.
(3)	Mr. Seiden retired effective January 1, 2003.
*	Co-Chairman of the Committee.

Code of Ethics

The Board of Directors of the Company has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Company, the Investment Adviser, MLAM U.K. and the Distributor. The Code of Ethics significantly restricts the personal investing activities of all employees of the Investment Adviser and Distributor and imposes additional more onerous restrictions on fund investment personnel.

INVESTMENT ADVISORY ARRANGEMENTS

     The Company has entered into nine separate investment advisory agreements (the “Investment Advisory Agreements”) relating to the Funds with Merrill Lynch Investment Managers, L.P., the Investment Adviser, a wholly owned subsidiary of Merrill Lynch & Co., Inc. The principal business address of the Investment Adviser is 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The Investment Adviser or its affiliate, Fund Asset Management, L.P. (“FAM”), currently acts as the investment adviser to over 100 other registered investment companies. The Investment Adviser also offers portfolio management and portfolio analysis services to individuals and institutions. As of March 2003, FAM and the Investment Adviser had a total of $442 billion in investment company and other portfolio assets under management, including selected accounts of certain affiliates of the Investment Adviser.

     The principal executive officers and directors of the Investment Adviser are Robert C. Doll, Jr., President; Lawrence Haber, Chief Financial Officer; Brian A Murdock, Chief Operating Officer, Andrew J. Donohue, General Counsel; and Donald C. Burke, First Vice President, Treasurer and Director of Taxation.

Securities held by any Fund may also be held by other funds for which MLIM or FAM acts as an adviser or by investment advisory clients of MLIM. If purchases or sales of securities for any Fund or other funds for which MLIM or FAM acts as investment adviser or for their advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of MLIM or FAM during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Advisory Fee. As compensation for its services to the Company and its Funds, the Investment Adviser receives a fee at the end of each month from the Company at an annual rate of 1.00% of the average daily net assets of the Developing Capital Markets V.I. Fund, 0.85% of the average daily net assets of the Focus Twenty V.I. Fund, 0.75% of the average daily net assets of each of the Small Cap Value V.I. Fund, Global Growth V.I. Fund and Large

35

Cap Value V.I. Fund, 0.65% of the average daily net assets of each of the Fundamental Growth V.I. Fund and Global Allocation V.I. Fund, 0.60% of the average daily net assets of each of the Basic Value V.I. Fund and Utilities and Telecommunications V.I. Fund, 0.55% of the average daily net assets of the American Balanced Fund V.I., 0.50% of the average daily net assets of the Government Bond V.I. Fund, 0.30% of the average daily net assets of the Index 500 V.I. Fund and at the following annual rates with respect to the other Funds:

Domestic Money Market V.I. Fund

Portion of average daily value of net assets of the Fund:
Advisory Fee
Not exceeding $1 billion	0.500%
In excess of $1 billion but not exceeding $2 billion	0.450%
In excess of $2 billion but not exceeding $3 billion	0.400%
In excess of $3 billion but not exceeding $4 billion	0.375%
In excess of $4 billion but not exceeding $7 billion	0.350%
In excess of $7 billion but not exceeding $10 billion	0.325%
In excess of $10 billion but not exceeding $15 billion	0.300%
In excess of $15 billion	0.290%

Reserve Assets V.I. Fund

Portion of average daily value of net assets of the Fund:
Advisory Fee
Not exceeding $500 million	0.500%
In excess of $500 million but not exceeding $750 million	0.425%
In excess of $750 million but not exceeding $1 billion	0.375%
In excess of $1 billion but not exceeding $1.5 billion	0.350%
In excess of $1.5 billion but not exceeding $2 billion	0.325%
In excess of $2 billion but not exceeding $2.5 billion	0.300%
In excess of $2.5 billion	0.275%

Large Cap Core V.I. Fund

Portion of average daily value of net assets of the Fund:
Advisory Fee
Not exceeding $250 million	0.500%
In excess of $250 million but not exceeding $300 million	0.450%
In excess of $300 million but not exceeding $400 million	0.425%
In excess of $400 million	0.400%
Core Bond V.I. Fund and High Current Income V.I. Fund

Portion of aggregate average daily value of net assets of both Funds:
	Advisory Fee
	High Current Income V.I. Fund	Core Bond V.I. Fund

Not exceeding $250 million	0.55%	0.50%
In excess of $250 million but not exceeding $500 million	0.50%	0.45%
In excess of $500 million but not exceeding $750 million	0.45%	0.40%
In excess of $750 million	0.40%	0.35%

These fee rates for the Core Bond V.I. Fund and High Current Income V.I. Fund are applied to the average daily net assets of each Fund, with the reduced rates shown below applicable to portions of the assets of each Fund to the extent that the aggregate average daily net assets of the combined Funds exceed $250 million $500

36

million and $750 million (each such amount being a “breakpoint level”). The portion of the assets of a Fund to which the rate at each breakpoint level applies will be determined on a “uniform percentage” basis. The uniform percentage applicable to a breakpoint level is determined by dividing the amount of the aggregate average daily net assets of the combined Funds that falls within that breakpoint level by the aggregate average daily net assets of the combined Funds. The amount of the fee for a Fund at each breakpoint level is determined by multiplying the average daily net assets of that Fund by the uniform percentage applicable to that breakpoint level and multiplying the product by the advisory fee rate.

The Investment Adviser and Merrill Lynch Life Agency, Inc. (“MLLA”) entered into two reimbursement agreements, dated April 30, 1985 and February 11, 1992 and amended effective October 9, 1997 (as so amended, the “Reimbursement Agreements”), that provide that the expenses paid by each Fund (excluding interest, taxes, brokerage fees and commissions and extraordinary charges such as litigation costs, and excluding the distribution fees if any imposed on Class B shares of such Fund) will be limited to 1.25% of its average net assets. Any such expenses in excess of this percentage will be reimbursed to the Fund by the Investment Adviser which, in turn, will be reimbursed by MLLA. The Reimbursement Agreements may be amended or terminated by the parties thereto upon prior written notice to the Company.

The following table shows the investment advisory fees paid to the Investment Adviser with respect to each Fund for the last three fiscal years:

	Fees Paid					Fees Waived					Net Fees
	For the Year Ended					For the Year Ended					For the Year Ended
	2002	2001		2000		2002	2001		2000		2002	2001		2000
American Balanced V.I. Fund	$ 606,506	$ 740,047		$ 836,447		$ 0	$ 0		$ 0		$ 606,506	$ 740,047		$ 836,447
Basic Value V.I. Fund	7,403,816	7,729,370		6,662,612		0	0		0		7,403,816	7,729,370		6,662,612
Core Bond V.I. Fund	2,853,998	2,261,063		2,224,619		0	0		0		2,853,998	2,261,063		2,224,619
Developing Capital Markets V.I. Fund	356,230	428,203		963,678		98,565	26,461		137,854		257,665	401,742		825,824
Domestic Money Market V.I. Fund	2,742,479	2,652,686		2,190,273		0	0		0		2,742,479	2,652,686		2,190,273
Focus Twenty V.I. Fund	55,286	314,193		91,044	*	12,568	837		3,725	*	42,718	313,356		87,319	*
Fundamental Growth V.I. Fund	1,028,228	390,445		67,606	**	0	0		3,250	**	1,028,228	390,445		64,356	**
Global Allocation V.I. Fund	2,514,180	3,026,313		4,225,294		0	0		0		2,514,180	3,026,313		4,225,294
Global Growth V.I. Fund	746,057	1,703,149		1,933,137		0	0		0		746,057	1,703,149		1,933,137
Government Bond V.I. Fund	2,614,705	1,962,079		1,723,679		0	0		0		2,614,705	1,962,079		1,723,679
High Current Income V.I. Fund	1,535,881	1,976,039		2,148,487		0	0		0		1,535,881	1,976,039		2,148,487
Index 500 V.I. Fund	1,171,795	1,486,155		1,735,563		0	0		0		1,171,795	1,486,155		1,735,563
Large Cap Core V.I. Fund	2,405,646	2,890,620		3,921,740		0	0		0		2,405,646	2,890,620		3,921,740
Large Cap Value V.I. Fund	302,442	34,082	***	N/A		291	18,186	***	N/A		302,151	15,896	***	N/A
Reserve Assets V.I. Fund	67,330	81,250		98,917		0	0		0		67,330	81,250		98,917
Small Cap Value V.I. Fund	4,871,394	5,235,197		4,396,666		0	0		0		4,871,394	5,235,197		4,396,666
Utilities and Telecommunications V.I. Fund	344,128	535,523		715,992		0	0		0		344,128	535,523		715,992

*	For the Period July 10, 2000 (commencement of operations) to December 31, 2000.
**	For the Period April 3, 2000 (commencement of operations) to December 31, 2000.
***	For the Period April 23, 2001 (commencement of operations) to December 31, 2000.

The Investment Advisory Agreements relating to the Funds, unless earlier terminated as described below, will continue in effect from year to year if approved annually (a) by the Board of Directors of the Company or by a majority of the outstanding shares of the respective Funds, and (b) by a majority of the directors who are not parties to such contracts or interested persons (as defined in the Investment Company Act of 1940) of any such party. The Investment Advisory Agreements are not assignable and may be terminated without penalty on 60 days’ written notice at the option of either party or by the vote of the shareholders of the respective Funds.

37

     In connection with its consideration of the Investment Advisory Agreements, the Board of Directors of the Company reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Funds by the Investment Adviser under the Investment Advisory Agreements, as well as other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholders services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Funds. The Board also considered the Investment Adviser’s costs of providing services, and the direct and indirect benefits to the Investment Adviser from its relationship with the Funds. The benefits considered by the Board included not only the Investment Adviser’s compensation for investment advisory services under the Investment Advisory Agreements, but also the Funds’ profitability to the Investment Adviser and the compensation paid to the Investment Adviser or its affiliates for other non-advisory services provided to the Funds. The Directors also considered, where applicable, the Investment Adviser’s access to research services from brokers to which the Investment Adviser may have allocated Funds brokerage in a “soft dollar” arrangement. In connection with its consideration of the Investment Advisory Agreements, the Board also compared each Fund’s advisory fee rate, expense ratios and historical performance to those of comparable funds. Based, in part, on this comparison, and taking into account the various services provided to each Fund by the Investment Adviser and its affiliates, the Board concluded that the investment advisory fee rate was reasonable. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Funds to participate in any economies of scale that the Investment Adviser may experience as result of growth in the Funds’ assets.

     Based on the information reviewed and the discussions, the Board of Directors of the Company, including a majority of the non-interested Directors, concluded that the investment advisory fee rate was reasonable in relation to the services provided. The non-interested Directors were represented by independent counsel who assisted in their deliberations.

The Investment Adviser has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with Merrill Lynch Asset Management U.K. (“MLAM U.K.”), an indirect, wholly owned subsidiary of ML &Co. and an affiliate of the Investment Adviser, pursuant to which the Investment Adviser pays MLAM U.K. a fee for providing investment advisory services to the Investment Adviser with respect to the Funds. For the fiscal years ended December 31, 2002, 2001 and 2000, the Investment Adviser paid no fees to MLAM U.K. pursuant to this agreement.

     The Investment Adviser has entered into administrative services agreements with certain Insurance Companies, including MLLIC and ML of New York, pursuant to which the Investment Adviser compensates such companies for administrative responsibilities relating to the Company which are performed by such Insurance Companies.

      Payment of Expenses. The Investment Advisory Agreements obligate the Investment Adviser to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Company connected with investment and economic research, trading and investment management of the Funds, as well as the fees of all Directors of the Company who are affiliated persons of ML & Co. or any of its affiliates. Each Fund pays all other expenses incurred in its operation, including a portion of the Company’s general administrative expenses allocated on the basis of the Fund’s asset size. Expenses that will be borne directly by the Funds include redemption expenses, expenses of portfolio transactions, shareholder servicing costs, expenses of registering the shares under federal, state or foreign laws, pricing costs (including the daily calculation of net asset value), interest, certain taxes, charges of the custodian and transfer agent and other expenses attributable to a particular Fund. Expenses which will be allocated on the basis of size of the respective Funds include directors’ fees, legal expenses, state franchise taxes, auditing services, costs of preparing, printing and mailing proxies, stock certificates, SEC fees, accounting costs and other expenses properly payable by the Company and allocable on the basis of size of the respective Funds. Certain accounting services are provided for the Company by the Investment Adviser and the Company reimburses the Investment Adviser in connection with such services. Depending upon the nature of the lawsuit, litigation costs may be directly applicable to the Funds or allocated on the basis of the size of the respective Funds. The Board of Directors has determined that this is an appropriate method of allocation of expenses. Certain accounting services are provided to the Company by State Street Bank and Trust Company

38

(“State Street”) pursuant to an agreement between State Street and the Company. The Company pays a fee for these services. In addition, the Company reimburses the Investment Adviser for certain other accounting services. For the fiscal years ended December 31, 2002, 2001 and 2000 the Company paid the Investment Adviser for such services $179,798, $387,278 and $1,603,722, respectively. The Distributor will pay certain promotional expenses of the Company incurred in connection with the offering of shares of the Company. Certain expenses will be financed by the Company pursuant to a distribution plan (described below) in compliance with Rule 12b-1 under the Investment Company Act.

     Accounting Services. The Company has entered into an agreement with State Street pursuant to which State Street provides certain accounting services to the Fund. The Company pays a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to each Fund at their cost in connection with such services. The Investment Adviser continues to provide certain additional accounting services to each Fund.

During the Company’s fiscal year ended December 31, 2002, the total operating expenses attributable to the Class A Shares of the Company’s Funds (including the advisory fees paid to the Investment Adviser), before any fee waiver or reimbursement of a portion of such expenses, expressed as a percentage of each Fund’s average net assets were as follows: .80% of the Reserve Asset’s V.I. Fund’s average net assets, .50% of the Core Bond V.I. Fund’s average net assets, .57% of the High Current Income V.I. Fund’s average net assets, .56% of the Large Cap Core V.I. Fund’s average net assets, .95% of the Large Cap Value V.I. Fund’s average net assets, .84% of the SmallCap Value V.I. Fund’s average net assets, .40% of the Index 500 V.I. Fund’s average net assets, .66% of the American Balanced V.I. Fund’s average net assets, .57% of the Domestic Money Market V.I. Fund’s average net assets, .77% of the Global Allocation V.I. Fund’s average net assets, .67% of the Basic Value V.I.Fund’s average net assets, .75% of the Utilities and Telecommunications V.I. Fund’s average net assets, 1.52% of the Developing Capital Markets V.I. Fund’s average net assets, .58% of the Government Bond V.I. Fund’s average net assets, .90% of the Global Growth V.I. Fund’s average net assets, .75% of the Fundamental Growth V.I. Fund’s average net assets, and 1.44% of the Focus Twenty V.I. Fund’s average net assets.

During the Company’s fiscal year ended December 31, 2002, the total operating expenses attributable to the Class B Shares of the Funds (including the advisory fees paid to the Investment Adviser), before any fee waiver or reimbursement of a portion of such expenses, expressed as a percentage of each Fund’s average net assets, were as follows: .99% of the SmallCap Value V.I. Fund’s average net assets, .82% of the Basic Value V.I. Fund’s average net assets, and 1.68% of the Developing Capital Markets V.I. Fund’s average net assets.

Distribution Plan. The Funds have adopted a Distribution Plan (the “Plan”) with regard to the Class B Common Stock of each Fund, pursuant to Rule 12b-1 under the Investment Company Act. The Plan permits the Company to pay to each Insurance Company that enters into an agreement with the Company to provide distribution related services to Contract owners, a fee, at the end of each month, of up to 0.15% of the net asset value of the Class B Common Stock of each Fund held by such Insurance Company. Such services include, but are not limited to, (a) the printing and mailing of Fund prospectuses, statements of additional information, any supplements thereto and shareholder reports for existing and prospective Contract owners, (b) services relating to the development, preparation, printing and mailing of Company advertisements, sales literature and other promotional materials describing and/or relating to the Company and including materials intended for use within the Insurance Company, (c) holding seminars and sales meetings designed to promote the distribution of the Class B Shares of the Funds, (d) obtaining information and providing explanations to Contract owners regarding the investment objectives and policies and other information about the Company and its Funds, including the performance of the Funds, (e) training sales personnel regarding the Company and the Funds, (f) compensating sales personnel in connection with the allocation of cash values and premiums of the Separate Accounts of the Insurance Company, (g) providing personal services and/or maintenance of the Separate Accounts with respect to Class B Shares of the Funds attributable to such accounts, and (h) financing any other activity that the Company’s Board of Directors determines is primarily intended to result in the sale of Class B Shares. For the fiscal year ended December 31, 2002, the Company paid an aggregate of $94,449 in fees pursuant to the Plan to various Insurance Companies providing services under the Plan

39

DETERMINATION OF NET ASSET VALUE

     The net asset value of each class of shares of each Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on the prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is open on business days other than national holidays and Good Friday. The net asset value per share of each class of shares of a Fund other than the Domestic Money Market V.I. and Reserve Assets V.I. Funds is computed by dividing the sum of the value of the securities plus any cash or other assets (including interest and dividends accrued) held by such Fund and attributable to such class minus all liabilities (including accrued expenses) attributable to such class by the total number of shares of such class outstanding of that Fund at such time, rounded to the nearest cent. Expenses, including the investment advisory fees payable to the Investment Adviser, are accrued daily.

Except with respect to securities held by the Domestic Money Market V.I. and Reserve Assets V.I. Funds having a remaining maturity of 60 days or less, securities held by each Fund will be valued as follows: Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued, or, lacking any sales, at the last available bid price for long positions and at the last available ask price for short positions. Long positions in securities traded in the OTC market NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Company; provided, however, that the Index 500 V.I. Fund will value its portfolio holdings which trade on the NASDAQ national market system at the last sale price or official close price prior to the time of valuation. Short positions in securities traded in the OTC market are valued at the last available ask price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by and under the authority of the Directors as the primary market. When a Fund writes an option, the amount of the premium received is recorded on the books as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including interest rate swaps, caps and floors, will be determined by obtaining dealer quotations. Futures contracts are valued at settlement price at the close of the applicable exchange. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Company. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation.

The Company has used pricing services to value securities held by the High Current Income V.I. and Core Bond V.I. Funds and to value bonds held by other Funds. The Board of Directors of the Company has examined the methods used by the pricing services in estimating the value of securities held by the Funds and believes that such methods will reasonably and fairly approximate the price at which those securities may be sold and result in a good faith determination of the fair value of such securities; however, there is no assurance that securities can be sold at the prices at which they are valued.

Since the net investment income of the Domestic Money Market V.I. and Reserve Assets V.I. Funds (including realized gains and losses on its portfolio securities) is declared as a dividend each time the net income of the Funds are determined (see “Dividends and Taxes”), the net asset value per share of the Funds normally remains at $1.00 per share immediately after each such determination and dividend declaration. The Board of Directors of the Company expects that the Domestic Money Market V.I. and Reserve Assets V.I. Funds will have a positive net income at the time of each determination. If for any reason the net income of either Fund is a negative amount (i.e., net realized and unrealized losses and expenses exceed interest income), that Fund will reduce the number of its outstanding shares. This reduction will be effected by having the Separate Accounts of the Insurance Companies proportionately contribute to the capital of the Fund the necessary shares that represent

40

the amount of the excess upon such determination. It is anticipated that the Insurance Companies will agree to such contribution in these circumstances. Any such contribution will be treated as a negative dividend for purposes of the Net Investment Factor under the Contracts described in the Prospectus for the Contracts. See “Dividends and Taxes” for a discussion of the tax effect of such a reduction. This procedure will permit the net asset value per share of the Domestic Money Market V.I. and Reserve Assets V.I. Funds to be maintained at a constant value of $1.00 per share.

If in the view of the Board of Directors of the Company it is inadvisable to continue the practice of maintaining the net asset value of the Domestic Money Market V.I. and Reserve Assets V.I. Funds at $1.00 per share, the Board of Directors of the Company reserves the right to alter the procedure. The Company will notify the Insurance Companies of any such alteration.

     Each of the Utilities and Telecommunications V.I. Fund, Global Allocation V.I. Fund, Global Growth V.I. Fund and Developing Capital Markets V.I. Fund may invest a substantial portion of its assets in foreign securities which are traded on days on which such Fund’s net asset value is not computed. On any such day, shares of such a Fund may not be purchased or redeemed since shares of a Fund may only be purchased or redeemed on days on which the Fund’s net asset value is computed.

     Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund ‘s shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund ‘s net asset value. If events (e.g. a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, then those securities may be valued at their fair value as determined in good faith by the Board of Directors of the Company or by the Investment Adviser using a pricing service, or other procedures approved by the Company’s Board of Directors.

Securities held by the Domestic Money Market V.I. and Reserve Assets V.I. Funds with a remaining maturity of 60 days or less are valued on an amortized cost basis, unless particular circumstances dictate otherwise. Under this method of valuation, the security is initially valued at cost on the date of purchase (or in the case of securities purchased with more than 60 days remaining to maturity, the market value on the 61st day prior to maturity); and thereafter the Domestic Money Market V.I. and Reserve Assets V.I. Funds assume a constant proportionate amortization in value until maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security. For purposes of this method of valuation, the maturity of a variable rate certificate of deposit is deemed to be the next coupon date on which the interest rate is to be adjusted. If, due to the impairment of the creditworthiness of the issuer of a security held by either Fund or to other factors with respect to such security, the fair value of such security is not fairly reflected through the amortized cost method of valuation, such security will be valued at fair value as determined in good faith by the Board of Directors.

PORTFOLIO TRANSACTIONS AND BROKERAGE

     None of the Funds has any obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to policy established by the Board of Directors of the Company, the Investment Adviser is primarily responsible for the execution of the Company’s portfolio transactions and allocation of brokerage. In placing orders, it is the policy of each Fund to obtain the most favorable net results, taking into account various factors, including price, dealer spread or commission, if any, size of the transactions and difficulty of execution. While the Investment Adviser generally seeks reasonably competitive spreads or commissions, the Company will not necessarily be paying the lowest spread or commission available.

     Subject to policies established by the Board of Directors of the Company, the Investment Adviser is primarily responsible for the execution of a Fund’s portfolio transactions and the allocation of brokerage. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for a Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Investment Adviser generally seeks reasonably

41

competitive trade execution costs, a Fund does not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and its clients, including the Fund. In return for such services the Investment Adviser may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.

      Section 28(e) of the Securities Exchange Act of 1934 (“Section 28(e)”) permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making process and, therefore, to a Fund.

     To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might use Fund commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser’s individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by a Fund to the Investment Adviser are not reduced as a result of the Investment Adviser’s receipt of research services.

    In some cases the Investment Adviser may receive a service from a broker that has both a “research “and a “non-research” use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

     From time to time, a Fund may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research “credits” in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e). In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Directors of the Company and subject to best execution, the Investment Adviser may consider sales of shares of a Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund; however, whether or not a particular broker or dealer sells shares of a Fund neither qualifies nor disqualifies such broker or dealer to execute transactions for the Fund.

If the securities in which a particular Fund invests are traded primarily in the over-the-counter market, where possible, the Fund will deal directly with the dealers who make a market in the securities involved, except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as

42

principals for their own account. On occasions, securities may be purchased directly from the issuer. Bonds and money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. The cost of executing portfolio securities transactions of each Fund will primarily consist of brokerage commissions or underwriter or dealer spreads. Under the Investment Company Act, persons affiliated with the Company are prohibited from dealing with the Company as a principal in the purchase and sale of the Company’s portfolio securities unless an exemptive order allowing such transactions is obtained from the SEC. Since over-the-counter transactions are usually principal transactions, affiliated persons of the Company, including Merrill Lynch Government Securities Inc. (“GSI”), Merrill Lynch Money Markets Inc. (“MMI”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), may not serve as the Company’s dealer in connection with such transactions except pursuant to exemptive orders from the SEC, such as the one described below. However, affiliated persons of the Company may serve as its broker in over-the-counter transactions conducted on an agency basis, subject to the Company’s policy of obtaining best price and execution. The Company may not purchase securities from any underwriting syndicate of which Merrill Lynch is a member except in accordance with rules and regulations under the Investment Company Act.

     The SEC has issued an exemptive order permitting the Company to conduct principal transactions with respect to the Domestic Money Market V.I. and Reserve Assets V.I. Funds with GSI and MMI in U.S. Government and government agency securities, and certain other money market securities, subject to a number of conditions, including conditions designed to insure that the prices to the Funds available from GSI and MMI are equal to or better than those available from other sources. GSI and MMI have informed the Company that they will in no way, at any time, attempt to influence or control the activities of the Company or the Investment Adviser in placing such principal transactions. The exemptive order allows GSI and MMI to receive a dealer spread on any transaction with the Company no greater than their customary dealer spreads for transactions of the type involved. Certain court decisions have raised questions as to whether investment companies should seek to “recapture” brokerage commissions and underwriting and dealer spreads by effecting their purchases and sales through affiliated entities. In order to effect such an arrangement, the Company would be required to seek an exemption from the Investment Company Act so that it could engage in principal transactions with affiliates. The Board of Directors has considered the possibilities of seeking to recapture spreads for the benefit of the Company and, after reviewing all factors deemed relevant, has made a determination not to seek such recapture at this time. The Board will reconsider this matter from time to time. The Company will take such steps as may be necessary to effect recapture, including the filing of applications for exemption under the Investment Company Act, if the Directors should determine that recapture is in the best interests of the Company or otherwise required by developments in the law.

Information about the brokerage commissions paid by the Company including commissions paid to Merrill Lynch, is set forth in the following table:

Fiscal Year Ended December 31,	Aggregate Brokerage Commissions Paid	Commissions Paid to Merrill Lynch
2002	$7,908,904	$ 729,559
2001	$8,697,680	$1,102,551
2000	$9,182,425	$1,193,800

     For the fiscal year ended December 31, 2002, the brokerage commissions paid to Merrill Lynch represented 9.22% of the aggregate brokerage commissions paid and involved 5.49% of the Company’s dollar amount of transactions involving payment of commissions.

     The Company has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Company also has retained an affiliated entity of the Investment Adviser as the securities lending agent (the “lending agent”) for a fee, including a fee based on a share of the returns on investment of cash collateral. For the fiscal years ended December 31, 2002 and 2001, the lending agent received from the Company $329,524 and $23,552, respectively, in securities lending agent fees. The lending agent may, on behalf of a Fund, invest cash collateral received by that Fund for such loans, among other things, in a private investment company managed by that entity or in registered money market funds advised by the Investment Adviser or its affiliates. In connection with securities lending activities, the lending agent may, on behalf of each Fund, invest cash collateral received by the Fund for such loans, among

43

other things, in a private investment company managed by the lending agent or in registered money market funds advised by the Investment Adviser or its affiliates. Pursuant to the same order, each Fund may invest its uninvested cash in registered money market funds advised by the Investment Adviser or its affiliates, or in a private investment company managed by the lending agent. If a Fund acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Fund’s expenses and, indirectly, the expenses of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by a Fund. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or, in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Investment Adviser’s waiver of a portion of its advisory fee.

Portfolio Turnover

      The Investment Adviser will effect portfolio transactions without regard to holding period, if, in its judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in the general market, or a change in economic or financial conditions. A Fund’s portfolio turnover rate is calculated by dividing the lesser of the Fund’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. Government securities and all securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. For the fiscal year ended December 31, 2002, the portfolio turnover rate for Focus Twenty V.I. Fund increased from 182.76% to 312.52% and the portfolio turnover rate for Large Cap Value V.I. Fund increased from 64.52% to 101.99%, due in both cases to portfolio restructuring resulting from market volatility. For the fiscal year ended December 31, 2002, the portfolio turnover rate for American Balanced V.I. Fund decreased from 134.43% to 32.00% as a result of the Investment Adviser’s portfolio management strategy. High portfolio turnover may result in negative tax consequences, such as an increase in capital gain dividends and/or ordinary income dividends. See “Dividends and Taxes --Taxes.” High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Fund.

PURCHASE OF SHARES

The Company continuously offers shares of Class A Common Stock of each of the Funds and shares of Class B Common Stock of the Basic Value V.I. Fund, Developing Capital Markets V.I. Fund and the Small Cap Value V.I. Fund to the Insurance Companies at prices equal to the respective per share net asset value of the Funds. Princeton Funds Distributor, Inc. (the “Distributor”), a wholly owned subsidiary of the Investment Adviser, acts as the distributor of the shares.

The Company will offer shares of Class B Stock in each of its other Funds to the Insurance Companies at the per share price of the Class A Common Stock of the corresponding Fund until such time as a share of Class B Common Stock is purchased, and thereafter, the Company will continuously offer shares of Class B Common Stock at prices equal to the respective per share net asset value of the Class B Common Stock of the Funds. The Distributor acts as the distributor of the shares. Net asset value is determined in the manner set forth under “Determination of Net Asset Value.”

The Company and the Distributor reserve the right to suspend the sale of shares of each Fund in response to conditions in the securities markets or otherwise. Any order may be rejected by the Company or the Distributor.

REDEMPTION OF SHARES

The Company is required to redeem for cash all full and fractional shares of the Funds. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

The right to redeem shares or to receive payment with respect to any redemption may only be suspended for any period during which trading on the NYSE is restricted as determined by the SEC or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the SEC as a result of which disposal of portfolio securities or determination of the net asset value of each Fund is not reasonably practicable, and for such other periods as the SEC may by order permit for the protection of shareholders of each Fund.

44

The value of shares at the time of redemption may be more or less than the shareholder’s cost, depending in part on the market value of the securities held by a Fund at such time.

The Fund has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

DIVIDENDS AND TAXES

Dividends

The Company intends to distribute substantially all of the net investment income, if any, of each Fund. For dividend purposes, net investment income of each Fund, other than the Domestic Money Market V.I. and Reserve Assets V.I. Funds, will consist of all payments of dividends or interest received by such Fund less the estimated expenses of such Fund (including fees payable to the Investment Adviser). Net investment income of the Domestic Money Market V.I. and Reserve Assets V.I. Funds (from the time of the immediate preceding determination thereof) consists of (i) interest accrued and/or discount earned (including both original issue and market discount), (ii) plus or minus all realized and unrealized gains (other than realized long-term capital gains) and losses on its portfolio securities, (iii) less the estimated expenses of the respective Fund (including the fees payable to the Investment Adviser) applicable to that dividend period. Dividends on the Domestic Money Market V.I. and Reserve Assets V.I. Funds are declared daily and reinvested monthly in additional full and fractional shares of such Fund. Dividends from net investment income of the Government Bond V.I., High Current Income V.I. and Core Bond V.I. Funds are declared and reinvested monthly in additional full and fractional shares of the respective Funds at net asset value. Dividends from net investment income of the Utilities and Telecommunications V.I. Fund are declared and reinvested quarterly in additional full and fractional shares of the Fund. Dividends from net investment income of the American Balanced V.I., Basic Value V.I., Developing Capital Markets V.I., SmallCap Value V.I., Global Allocation V.I., Global Growth V.I., Index 500 V.I., Large Cap Core V.I., Fundamental Growth V.I., Focus Twenty V.I. and Large Cap Value V.I. Funds are declared and reinvested at least annually in additional full and fractional shares of the respective Funds.

     All net realized long-term or short-term capital gains of the Company, if any, other than short-term capital gains of the Domestic Money Market V.I. and Reserve Assets V.I. Funds, are declared and distributed annually after the close of the Company’s fiscal year to the shareholders of the Fund or Funds to which such gains are attributable. Short-term capital gains are taxable as ordinary income.

Under the Internal Revenue Code, each Fund of the Company will be treated as a separate corporation for federal income tax purposes and, thus, each Fund is required to satisfy the qualification requirements under the Code for treatment as a regulated investment company. There will be no offsetting of capital gains and losses among the Funds. Each Fund intends to continue to qualify as a regulated investment company under certain provisions of the Code. Under such provisions, a Fund will not be subject to federal income tax on such part of its net ordinary income and net realized capital gains which it distributes to shareholders. To qualify for treatment as a regulated investment company, a Fund must, among other things, derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities. In addition, the Code requires that each Fund meet certain diversification requirements, including the requirement that not more than 25% of the value of a Fund’s total assets be invested in the securities (other than U.S. Government securities or the securities of other regulated investment companies) of any one issuer. Each of the Funds intends to comply with the above-described requirements.

On occasion, some amount of the dividends of the Domestic Money Market V.I. Fund or the Reserve Assets V.I. Fund for a fiscal year may constitute a return of capital, in which case such amount would be applied against and reduce the Separate Account’s tax basis in shares of such Fund. If such amount were to exceed the Separate Account’s tax basis for shares of the Domestic Money Market V.I. Fund or the Reserve Assets V.I. Fund, the excess would be treated as gain from the sale or exchange of such shares.

On occasion the net income of the Domestic Money Market V.I. Fund or the Reserve Assets V.I. Fund may be a negative amount as a result of a net decline in the value of the portfolio securities of the Fund which is in excess of the interest earned. Consequently, the Fund will reduce the number of its outstanding shares to reflect

45

the negative net income. The adjustment may result in gross income to shareholders in excess of the net dividend credited to such shareholders for a period. In such a case, such shareholders’ tax basis in the shares of the Domestic Money Market V.I. Fund or the Reserve Assets V.I. Fund may be adjusted to reflect the difference between taxable income and net dividends actually distributed. Such difference may be realized as a capital loss when the shares are liquidated.

Dividends paid by the Company from its ordinary income and distributions of the Company’s net realized capital gains are includable in the respective Insurance Company’s gross income. Distributions of the Company’s net realized long-term capital gains retain their character as long-term capital gains in the hands of the Insurance Companies if certain requirements are met. The tax treatment of such dividends and distributions depends on the respective Insurance Company’s tax status. To the extent that income of the Company represents dividends on common or preferred stock, rather than interest income, its distributions to the Insurance Companies will be eligible for the present 70% dividends received deduction applicable in the case of a life insurance company as provided in the Code. See the Prospectus for the Contracts for a description of the respective Insurance Company’s tax status and the charges which may be made to cover any taxes attributable to the Separate Account. Not later than 60 days after the end of each calendar year, the Company will send to the Insurance Companies a written notice required by the Code designating the amount and character of any distributions made during such year.

Certain Funds may invest in securities rated in the medium to lower rating categories of nationally recognized rating organizations, and in unrated securities (“high yield securities”), as described in the Prospectus and in this Statement of Additional Information. Some of these high yield securities may be purchased at a discount and may therefore cause the Fund to accrue and distribute income before amounts due under the obligations are paid. In addition, a portion of the interest payments on such high yield securities may be treated as dividends for Federal income tax purposes; in such case, if the issuer of such high yield securities is a domestic corporation, dividend payments by the Fund will be eligible for the dividends received deduction to the extent of the deemed dividend portion of such interest payments.

Certain Funds may invest up to 10% of their total assets in securities of closed-end investment companies. If the Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, the Fund will be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The Fund may be subject to U.S. Federal income tax, and an additional tax in the nature of interest (the “interest charge”), on a portion of the distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by the Fund as a dividend to its shareholders. The Fund may be eligible to make an election with respect to certain PFICs in which it owns shares that will allow it to avoid the taxes on excess distributions. However, such election may cause the Fund to recognize income in a particular year in excess of the distributions received from such PFICs. Alternatively, under recent legislation, the Fund could elect to “mark to market” at the end of each taxable year all shares that it holds in PFICs. If it made this election, the Fund would recognize as ordinary income any increase in the value of such shares over their adjusted basis and as ordinary loss any decrease in such value to the extent it did not exceed prior increases. By making the mark-to-market election, the Fund could avoid imposition of the interest charge with respect to distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions it received from PFICs and its proceeds from dispositions of PFIC stock.

The Treasury Department has authority to issue regulations concerning the recharacterization of principal and interest payments with respect to debt obligations issued in hyperinflationary currencies, which may include the currencies of certain countries in which the Fund intends to invest. No such regulations have been issued.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury Regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury Regulations promulgated thereunder. The Code and these Regulations are subject to change by legislative or administrative action, and such change may apply retroactively.

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DISTRIBUTION ARRANGEMENTS

The Company has entered into a distribution agreement (the “Distribution Agreement”) with FAM Distributors, Inc. with respect to the sale of the Company’s shares to the Distributor for resale to Insurance Companies’ accounts. Such shares will be sold at their respective net asset values and therefore will involve no sales charge. The Distributor is a wholly owned subsidiary of the Investment Adviser.

The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Investment Advisory Agreements described above.

PERFORMANCE DATA

From time to time, the average annual total return and other total return data, as well as yield, of one or more of the Company’s Funds may be included in advertisements or information furnished to present or prospective Contract Owners. Total return and yield figures are based on the Fund’s historical performance and are not intended to indicate future performance. Average annual total return and yield are determined in accordance with formulas specified by the Securities and Exchange Commission. On December 6, 1996, the Government Bond V.I. Fund (i) implemented a change in its investment objective so that the Fund may invest in any debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities without regard to remaining maturity and (ii) changed its name from the Intermediate Government Bond Fund to its current name. For the period from the commencement of the Fund’s operations through December 6, 1996, the portfolio of the Intermediate Government Bond Fund consisted primarily of intermediate-term debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities with a maximum maturity not to exceed fifteen years. As a result of the foregoing changes in the investment objective of the Government Bond V.I. Fund, the performance information set forth herein and in the Prospectus for the period prior to December 6, 1996 may not be indicative of future performance of the Fund.

     Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses.

Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield to maturity of each security earned during the period by (b) the average daily number of shares outstanding during the period that were entitled to receive dividends multiplied by the offering price per share on the last day of the period. Because no shares of Class B Common Stock of the Core Bond V.I. Fund, the High Current Income V.I. Fund and the Government Bond V.I. Fund were in issue prior to December 31, 2002, the yield information below relates to Class A Common Stock only. The yield for the 30-day period ended December 31, 2002 was 3.99% for the Core Bond V.I. Fund, 11.43% for the High Current Income V.I. Fund and 3.96% for the Government Bond V.I. Fund.

Total return and yield figures are based on the Fund’s historical performance and are not intended to indicate future performance. The Fund’s total return and yield will vary depending on market conditions, the securities comprising the Fund’s portfolio, the Fund’s operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost. The yield and total return quotations may be of limited use for comparative purposes because they do not reflect charges imposed at the Separate Account level which, if included, would decrease the yield.

On occasion, one or more of the Company’s Funds may compare its performance to that of the S&P 500 Index, the Value Line Composite Index, the Dow Jones Industrial Average, or performance data published by Lipper Analytical Services, Inc., or Variable Annuity Research Data Service or contained in publications such as Morningstar Publications, Inc., Chase Investment Performance Digest, Money Magazine, U.S. News & World Report, BusinessWeek, Financial Services Weekly, Kiplinger Personal Finances, CDA Investment Technology,

47

Inc., Forbes Magazine, Fortune Magazine, Wall Street Journal, USA Today, Barrons, Strategic Insight, Donaghues, Investors Business Daily and Ibbotson Associates. As with other performance data, performance comparisons should not be considered indicative of the Fund’s relative performance for any future period.

The Reserve Assets V.I. Fund and the Domestic Money Market V.I. Fund normally compute annualized yield by determining the net change for a seven-day base period, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, dividing the net change in account value by the value of the account at the beginning of the base period to obtain the base period return, and multiplying the base period return by 365 and then dividing by seven. Under this calculation, the yield does not reflect realized and unrealized gains and losses on portfolio securities. The Funds may also include its yield in advertisements, calculated in the same manner as set forth above but including realized and unrealized gains and losses. The SEC also permits the calculation of a standardized effective or compounded yield. This is computed by compounding the unannualized base period return by dividing the base period by seven, adding one to the quotient, raising the sum to the 365th power, and subtracting one from the result. This compounded yield calculation also excludes realized or unrealized gains or losses on portfolio securities.

A Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund’s portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund’s performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. A Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments.

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Set forth below is average annual total return information for the shares of each of the Funds for the fiscal periods ended December 31, 2002. The total return quotations may be of limited use for comparative purposes because they do not reflect charges imposed at the Separate Account level which, if included, would decrease total return.

AVERAGE ANNUAL TOTAL RETURN

Average Annual Total Return for Class A Shares	Expressed as a Percentage Based on a Hypothetical $1,000 Investment
AMERICAN BALANCED V.I. FUND:
One Year Ended December 31, 2002	-13.68%
Five Years Ended December 31, 2002	-0.60%
Ten Years Ended December 31, 2002	5.06%

BASIC VALUE V.I. FUND:
One Year Ended December 31, 2002	-17.77%
Five Years Ended December 31, 2002	5.06%
Inception* Through December 31, 2002	10.67%

CORE BOND V.I. FUND:
One Year Ended December 31, 2002	9.57%
Five Years Ended December 31, 2002	6.25%
Ten Years Ended December 31, 2002	6.78%

DEVELOPING CAPITAL MARKETS V.I. FUND:
One Year Ended December 31, 2002	-10.24%
Five Years Ended December 31, 2002	-5.36%
Inception* Through December 31, 2002	-3.44%

DOMESTIC MONEY MARKET V.I. FUND:
One Year Ended December 31, 2002	1.50%
Five Years Ended December 31, 2002	4.26%
Ten Years Ended December 31, 2002	4.43%

FOCUS TWENTY V.I. FUND:
One Year Ended December 31, 2002	-38.96%
Inception* Through December 31, 2002	-54.63%

FUNDAMENTAL GROWTH V.I. FUND:
One Year Ended December 31, 2002	-27.51%
Inception* Through December 31, 2002	-19.55%

GLOBAL ALLOCATION V.I. FUND:
One Year Ended December 31, 2002	-8.15%
Five Years Ended December 31, 2002	0.00%
Ten Years Ended December 31, 2002	5.27%

GLOBAL GROWTH V.I. FUND:
One Year Ended December 31, 2002	-27.74%
Inception* Through December 31, 2002	-7.23%

GOVERNMENT BOND V.I. FUND:
One Year Ended December 31, 2002	9.78%
Five Years Ended December 31, 2002	6.95%
Inception* Through December 31, 2002	7.24%

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Average Annual Total Return for Class A Shares	Expressed as a Percentage Based on a Hypothetical $1,000 Investment
HIGH CURRENT INCOME V.I. FUND:
One Year Ended December 31, 2002	-1.39%
Five Years Ended December 31, 2002	-0.41%
Ten Years Ended December 31, 2002	4.88%

INDEX 500 V.I. FUND:
One Year Ended December 31, 2002	-22.40%
Five Years Ended December 31, 2002	-0.95%
Inception* Through December 31, 2002	4.27%

LARGE CAP CORE V.I. FUND:
One Year Ended December 31, 2002	-16.98%
Five Years Ended December 31, 2002	1.03%
Ten Years Ended December 31, 2002	7.86%

LARGE CAP VALUE V.I. FUND:
One Year Ended December 31, 2002	-12.62%
Inception* Through December 31, 2002	-6.05%

RESERVE ASSETS V.I. FUND:
One Year Ended December 31, 2002	1.24%
Five Years Ended December 31, 2002	4.13%
Ten Years Ended December 31, 2002	4.31%

SMALL CAP VALUE V.I. FUND:
One Year Ended December 31, 2002	-23.76%
Five Years Ended December 31, 2002	7.34%
Ten Years Ended December 31, 2002	10.62%

UTILITIES AND TELECOMMUNICATIONS V.I. FUND:
One Year Ended December 31, 2002	-18.77%
Five Years Ended December 31, 2002	-1.03%
Inception* Through December 31, 2002	5.35%

*	Inception for the Class A Common Stock of the Basic Value V.I. Fund is July 1, 1993; Developing Capital Markets V.I. Fund is May 2, 1994; Focus Twenty V.I. Fund is July 10, 2000; Fundamental Growth V.I. Fund is April 3, 2000; Global Growth V.I. Fund is June 5, 1998; Government Bond V.I. Fund is May 2, 1994; Index 500 V.I. Fund is December 13, 1996; Large Cap Value V.I. Fund is April 23, 2001 and Utilities and Telecommunications V.I. Fund is July 1, 1993.

Average Annual Total Return for Class B Shares	Expressed as a Percentage Based on a Hypothetical $1,000 Investment
BASIC VALUE V.I. FUND:
One Year Ended December 31, 2002	-17.89%
Five Years Ended December 31, 2002	4.90%
Inception** Through December 31, 2002	4.68%

DEVELOPING CAPITAL MARKETS V.I. FUND:
One Year Ended December 31, 2002	-10.28%
Five Years Ended December 31, 2002	-5.49%
Inception** Through December 31, 2002	-5.48%

SMALL CAP VALUE V.I. FUND:
One Year Ended December 31, 2002	-23.86%
Five Years Ended December 31, 2002	7.22%
Inception** Through December 31, 2002	4.53%

**	Inception for the Class B Common Stock of the Basic Value V.I. Fund is November 3, 1997; Developing Capital Markets V.I. Fund is November 3, 1997; and Small Cap Value V.I. Fund is October 23, 1997.

50

ADDITIONAL INFORMATION

Under a separate agreement, Merrill Lynch has granted the Company the right to use the “Merrill Lynch” name and has reserved the right to withdraw its consent to the use of such name by the Company at any time, or to grant the use of such name to any other company, and the Company has granted Merrill Lynch, under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by Merrill Lynch.

Effective on or about October 23, 2001, the Company may also do business as “Mercury Variable Series Funds, Inc.,” and each series may also do business using the “Mercury” name. The investment advisor, Merrill Lynch Investment Managers, L.P., and the investment subadviser, MLAM UK, each may also do business as “Mercury Advisors.”

Organization of the Company

The Company was incorporated under the laws of the State of Maryland on October 16, 1981, and operations of the Reserve Assets V.I. Fund commenced on November 12, 1981. Operations of the Core Bond V.I., High Current Income V.I., Large Cap Core V.I. and SmallCap Value V.I. Funds commenced on April 20, 1982. American Balanced V.I. Fund commenced operations on June 1, 1988. The Domestic Money Market V.I. Fund and the Global Allocation V.I. Fund commenced operations on February 20 and February 28, 1992, respectively. The Basic Value V.I. and Utilities and Telecommunications V.I. Funds commenced operations on July 1, 1993. The Developing Capital Markets V.I. Fund and Government Bond V.I. Fund commenced operations on May 2, 1994. The Index 500 V.I. Fund commenced operations on December 13, 1996. The Global Growth V.I. Fund commenced operations on June 5, 1998. The Fundamental Growth V.I. Fund commenced operations on April 3, 2000. The Focus Twenty V.I. Fund commenced operations on July 10, 2000. The Large Cap Value V.I. Fund commenced operations on April 23, 2001.

The authorized capital stock of the Company consists of 6,800,000,000 shares of Class A Common Stock, par value $0.10 per share, and 3,700,000,000 shares of Class B Common Stock, par value $0.10 per share. The shares of Class A and Class B Common Stock are each divided into seventeen classes designated Merrill Lynch American Balanced V.I. Fund Common Stock, Merrill Lynch Basic Value V.I. Fund Common Stock, Merrill Lynch Core Bond V.I. Fund Common Stock, Merrill Lynch Developing Capital Markets V.I. Fund Common Stock, Merrill Lynch Domestic Money Market V.I. Fund Common Stock, Merrill Lynch Focus Twenty V.I. Fund, Merrill Lynch Fundamental Growth V.I. Fund, Merrill Lynch Global Allocation V.I. Fund Common Stock, Merrill Lynch Global Growth V.I. Fund Common Stock, Merrill Lynch Government Bond V.I. Fund Common Stock, Merrill Lynch High Current Income V.I. Fund Common Stock, Merrill Lynch Index 500 V.I. Common Stock, Merrill Lynch Large Cap Core V.I. Fund Common Stock, Merrill Lynch Large Cap Value V.I. Fund Common Stock, Merrill Lynch Reserve Assets V.I. Fund Common Stock and Merrill Lynch Small Cap Value V.I. Fund and Merrill Lynch Utilities and Telecommunications V.I. Fund, respectively. The Company may, from time to time, at the sole discretion of its Board of Directors and without the need to obtain the approval of its shareholders or of Contract owners, offer and sell shares of one or more of such classes.

All shares of Common Stock have equal voting rights, except that only shares of the respective classes are entitled to vote on matters concerning only that class. Pursuant to the Investment Company Act and the rules and regulations thereunder, certain matters approved by a vote of all shareholders of the Company may not be binding on a class whose shareholders have not approved such matter. Each issued and outstanding share of a class is entitled to one vote and to participate equally in dividends and distributions declared with respect to such class and in net assets of such class upon liquidation or dissolution remaining after satisfaction of outstanding liabilities. The shares of each class, when issued, will be fully paid and nonassessable, have no preference, preemptive, conversion, exchange or similar rights, and will be freely transferable. Holders of shares of any class are entitled to redeem their shares as set forth under “Redemption of Shares.” Shares do not have cumulative voting rights and the holders of more than 50% of the shares of the Company voting for the election of directors can elect all of the directors of the Company if they choose to do so and in such event the holders of the remaining shares would not be able to elect any directors. The Company does not intend to hold meetings of shareholders unless under the Investment Company Act shareholders are required to act on any of the following matters: (i) election of directors; (ii) approval of an investment advisory agreement; (iii) approval of a distribution agreement; and (iv) ratification of the selection of independent accountants.

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Family Life purchased $1,000 worth of shares of the American Balanced V.I. Fund on April 29, 1988 and $1,999,000 worth of shares of such Fund on May 27, 1988. Family Life also provided the initial capitalization for each of the Company’s other Funds other than the Funds named below for which MLLIC provided the initial capitalization. MLLIC purchased $100 worth of shares of each of the Domestic Money Market V.I. and Global Allocation V.I. Funds on February 6, 1992, $2,000,000 worth of shares of the Domestic Money Market V.I. Fund on February 20, 1992, $2,000,000 worth of shares of the Global Allocation V.I. Fund on February 28, 1992 and $100 worth of shares of each of the Basic Value V.I., and Utilities and Telecommunications V.I. Funds on June 28, 1993. MLLIC purchased, on July 1, 1993, $2,000,000 worth of shares of each of the Basic Value V.I. Fund and the Utilities and Telecommunications V.I. Fund. MLLIC purchased, on May 2, 1994, $8,000,000 worth of shares Developing Capital Markets V.I. Fund and, on May 16, 1994, $2,000,000 worth of shares of the Government Bond V.I. Fund. On December 13, 1996, MLLIC purchased $10,000,000 worth of shares of the Index 500 V.I. Fund. On April 16, 1998, MLLIC purchased $1,000 worth of shares of the Global Growth V.I. Fund. On March 20, 2000, MLLIC purchased $1,000,000 worth of shares of the Fundamental Growth V.I. Fund. On July 7, 2000, MLLIC purchased $1,000,000 worth of shares of the Focus Twenty V.I. Fund. On April 23, 2001, MLLIC purchased $1,000,000 worth of shares of the Large Cap Value V.I. Fund.

Custodian

The Bank of New York (the “Custodian”), 100 Church Street, New York, New York 10286, is the Company’s Custodian except that Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, acts as Custodian for assets of the Company’s Developing Capital Markets V.I. Fund.

Transfer and Dividend Disbursing Agent

Financial Data Services, Inc. (“FDS”), 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, which is a wholly owned subsidiary of Merrill Lynch & Co., Inc., acts as the Company’s Transfer Agent and is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. FDS will receive an annual fee of $5,000 per Fund and will be entitled to reimbursement of out-of-pocket expenses.

Counsel and Auditor

Clifford Chance US LLP, counsel to the Company, passes on legal matters for the Company in connection with the shares offered by the Prospectus. Deloitte & Touche LLP, independent auditors, are auditors of the Company.

Shareholders Reports

The Company issues to its shareholders reports, at least semi-annually, containing unaudited financial statements and annual reports containing financial statements examined by auditors approved annually by the Directors.

Shareholder Inquiries

Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth on the cover page of this Statement of Additional Information.

52

Additional Information

To the knowledge of the Company, the following entities owned beneficially or of record 5% or more of a class of shares of a Fund as of April 4, 2003.

Name of Fund	Name and Address of Shareholder	Percent of Class A
American Balanced V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	86.67%

American Balanced V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	8.87%

Basic Value V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	66.78%

Basic Value V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	7.72%

Basic Value V.I. Fund	PFL ENDEAVOR VAR ANNUITY ACCT 4333 Edgewood Rd. NE Cedar Rapids, IA 52499	5.90%

Basic Value V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	5.67%

Basic Value V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	5.12%

Developing Capital Markets V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	61.83%

Developing Capital Markets V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	12.48%

Developing Capital Markets V.I. Fund	ML LIFE INSURANCE CO 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	9.65%

Developing Capital Markets V.I. Fund	PFL ENDEAVOR VAR ANNUITY ACCT 4333 Edgewood Rd. NE Cedar Rapids, IA 52499	9.15%

Developing Capital Markets V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	6.25%

Domestic Money Market V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	71.10%

53

Domestic Money Market V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	16.05%

Domestic Money Market V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	6.48%

Focus Twenty V.I. Fund	ML LIFE INSURANCE CO 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	90.38%

Focus Twenty V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	7.04%

Fundamental Growth V.I. Fund	ML LIFE INSURANCE CO 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	59.42%

Fundamental Growth V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	25.32%

Fundamental Growth V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	5.63%

Global Allocation Strategy V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	88.75%

Global Allocation Strategy V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	7.27%

Global Growth V.I. Fund	ML LIFE INSURANCE CO 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	83.60%

Global Growth V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	5.94%

Government Bond V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	70.50%

Government Bond V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	18.40%

54

Name of Fund	Name and Address of Shareholder	Percent of Class A
Government Bond V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	5.41%

High Current Income V.I. Fund	ML LIFE INSURANCE CO 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	85.82%

High Current Income V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	6.79%

High Current Income V.I. Fund	PFL ENDEAVOR VAR ANNUITY ACCT 4333 Edgewood Rd. NE Cedar Rapids, IA 52499	5.41%

Index 500 V.I. Fund	ML LIFE INSURANCE CO 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	57.93%

Index 500 V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	16.63%

Index 500 V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	6.62%

Index 500 V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	6.14%

Large Cap Core V.I. Fund	ML LIFE INSURANCE CO 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	86.02%

Large Cap Core V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	7.96%

Large Cap Growth V.I. Fund	ML LIFE INSURANCE CO 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	58.54%

Large Cap Growth V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	10.45%

Large Cap Growth V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	7.53%

Large Cap Growth V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	6.90%

55

Name of Fund	Name and Address of Shareholder	Percent of Class A

Large Cap Growth V.I. Fund	HARTFORD LIFE AND ANNUITY SEPARATE ACCOUNT DIRECTOR P.O. Box 2999 Hartford, CT 06104-2999	5.08%

Reserve Assets V.I. Fund	ML LIFE INSURANCE CO 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	55.27%

Reserve Assets V.I. Fund	MERRILL LYNCH LIFE INSURANCE 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	21.07%

Reserve Assets V.I. Fund	MERRILL LYNCH LIFE INSURANCE 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	17.97%

Reserve Assets V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	5.17%

Small Cap Value V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	77.84%

Small Cap Value V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	6.48%

Small Cap Value V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	5.80%

Utilities & Telecommunications V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	78.92%

Utilities & Telecommunications V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	7.42%

Utilities & Telecommunications V.I. Fund	ML LIFE INSURANCE CO OF NY 2 World Financial Center South Tower, 5th Floor New York, NY 10080	6.14%

Utilities & Telecommunications V.I. Fund	ML LIFE INSURANCE COMPANY 1300 Merrill Lynch Drive, 2nd Floor Pennington, NJ 08534	5.42%

56

Name of Fund	Name and Address of Shareholder	Percent of Class B
Basic Value V.I. Fund	MANUFACTURERS LIFE INSURANCE OF NORTH AMERICA 500 Boylston Street #400 Boston, MA 02116-3740	78.42%

Basic Value V.I. Fund	THE MANUFACTURERS LIFE INSURANCE OF NORTH AMERICA 500 Boylston Street #400 Boston, MA 02116-3740	21.62%

Developing Capital Markets V.I. Fund	MANUFACTURERS LIFE INSURANCE OF NORTH AMERICA 500 Boylston Street #400 Boston, MA 02116-3740	88.47%

Developing Capital Markets V.I. Fund	THE MANUFACTURERS LIFE INSURANCE OF NORTH AMERICA 500 Boylston Street #400 Boston, MA 02116-3740	11.52%

Small Cap Value V.I. Fund	MANUFACTURERS LIFE INSURANCE OF NORTH AMERICA 500 Boylston Street #400 Boston, MA 02116-3740	80.57%

Small Cap Value V.I. Fund	THE MANUFACTURERS LIFE INSURANCE OF NORTH AMERICA 500 Boylston Street #400 Boston, MA 02116-3740	19.47%

FINANCIAL STATEMENTS

The Company’s audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-456-4587 ext. 789 between 8:30 a.m. and 5:30 p.m. Eastern Time on any business day.

57

ANNEX A

DESCRIPTION OF TEMPORARY INVESTMENTS AND CORPORATE BOND RATINGS

U.S. Government Securities

The Domestic Money Market V.I. Fund, Reserve Assets V.I. Fund and the Government Bond V.I. Fund (and, for temporary or defensive purposes, each other Fund) may invest in the various types of marketable securities issued by or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the U.S. Treasury. U.S. Treasury obligations differ mainly in the length of their maturity. Treasury bills, the most frequently issued marketable government security, have a maturity of up to one year and are issued on a discount basis.

Government Agency Securities

The Domestic Money Market V.I. Fund, Reserve Assets V.I. Fund and the Government Bond V.I. Fund (and, for temporary or defensive purposes, each other Fund) may invest in government agency securities, which are debt securities issued by government sponsored enterprises, federal agencies and international institutions. Such securities are not direct obligations of the Treasury but involve government sponsorship or guarantees by government agencies or enterprises. The Funds may invest in all types of government agency securities currently outstanding or to be issued in the future.

Depositary Institutions Money Instruments

The Domestic Money Market V.I. Fund and Reserve Assets V.I. Fund (and, for temporary or defensive purposes, each other Fund) may invest in depositary institutions money instruments, such as certificates of deposit, including variable rate certificates of deposit, bankers’ acceptances, time deposits and bank notes. Certificates of deposit are generally short-term, interest-bearing negotiable certificates issued by commercial banks, savings banks or savings and loan associations against funds deposited in the issuing institution. Variable rate certificates of deposit are certificates of deposit on which the interest rate is periodically adjusted prior to their stated maturity, usually at 30, 90 or 180 day intervals (“coupon dates”), based upon a specified market rate. As a result of these adjustments, the interest rate on these obligations may be increased or decreased periodically. often, dealers selling variable rate certificates of deposit to the Funds agree to repurchase such instruments, at the Funds’ option, at par on the coupon dates. The dealers’ obligations to repurchase these instruments are subject to conditions imposed by the various dealers; such conditions typically are the continued credit standing of the issuer and the existence of reasonably orderly market conditions. The Funds are also able to sell variable rate certificates of deposit in the secondary market. Variable rate certificates of deposit normally carry a higher interest rate than comparable fixed rate certificates of deposit because variable rate certificates of deposit generally have a longer stated maturity than comparable fixed rate certificates of deposit. As a matter of policy, the Domestic Money Market V.I. Fund will invest only in these types of instruments issued/guaranteed by U.S. issuers.

A bankers’ acceptance is a time draft drawn on a commercial bank by a borrower usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods). The borrower is liable for payment as well as the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Most acceptances have maturities of six months or less and are traded in secondary markets prior to maturity.

The Reserve Assets V.I. Fund (and, for temporary or defensive purposes, Global Allocation V.I. Fund, Utilities and Telecommunications V.I. Fund, Developing Capital Markets V.I. Fund and Large Cap Core V.I. Fund) may invest in certificates of deposit and bankers’ acceptances issued by foreign branches or subsidiaries of U.S. banks (“Eurodollar” obligations) or U.S. branches or subsidiaries of foreign banks (“Yankeedollar” obligations). The Fund may invest only in Eurodollar obligations which by their terms are general obligations of the U.S. parent bank and meet the other criteria discussed below. Yankeedollar obligations in which the Fund may invest must be issued by U.S. branches or subsidiaries of foreign banks which are subject to state or federal banking regulations in the U.S. and by their terms must be general obligations of the foreign parent. In addition, the Fund will limit its investments in Yankeedollar obligations to obligations issued by banking institutions with more than $1 billion in assets.

58

The Reserve Assets V.I. Fund (and, for temporary or defensive purposes, Global Allocation V.I. Fund, Utilities and Telecommunications V.I. Fund, Developing Capital Markets V.I. Fund and Large Cap Core V.I. Fund) may also invest in U.S. dollar-denominated obligations of foreign depository institutions and their foreign branches and subsidiaries, such as certificates of deposit, bankers’ acceptances, time deposits and deposit notes. The obligations of such foreign branches and subsidiaries may be the general obligation of the parent bank or may be limited to the issuing branch or subsidiary by the terms of the specific obligation or by government regulation. Such investments will only be made if determined to be of comparable quality to other investments permissible for the Reserve Assets V.I. Fund. The Reserve Assets V.I. Fund will not invest more than 25% of its total assets (taken at market value at the time of each investment) in these obligations.

Except as otherwise provided above with respect to investment in Yankeedollar and other foreign bank obligations no Fund may invest in any bank money instrument issued by a commercial bank or a savings and loan association unless the bank or association is organized and operating in the United States, has total assets of at least $1 billion and its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”); provided that this limitation shall not prohibit the investment of up to 10% of the total assets of a Fund (taken at market value at the time of each investment) in certificates of deposit issued by banks and savings and loan associations with assets of less than $1 billion if the principal amount of each such certificate of deposit is fully insured by the FDIC.

Short-Term Debt Instruments

The Domestic Money Market V.I. Fund and Reserve Assets V.I. Fund (and, for temporary or defensive purposes, each other Fund) may invest in commercial paper (including variable amount master demand notes and insurance company funding agreements), which refers to short-term, unsecured promissory notes issued by corporations, partnerships, trusts and other entities to finance short-term credit needs and by trusts issuing asset-backed commercial paper. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payees of such notes, whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. Because variable amount master notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that such instruments will be traded and there is no secondary market for the notes. Typically, agreements relating to such notes provide that the lender may not sell or otherwise transfer the note without the borrower’s consent. Such notes provide that the interest rate on the amount outstanding is adjusted periodically, typically on a daily basis, in accordance with a stated short-term interest rate benchmark. Because the interest rate of a variable amount master note is adjusted no less often than every 60 days and since repayment of the note may be demanded at any time, the Investment Adviser values such a note in accordance with the amortized cost basis described under “Determination of Net Asset Value” in the Statement of Additional Information.

The Domestic Money Market V.I. Fund and Reserve Assets V.I. Fund may also invest in nonconvertible debt securities issued by entities or asset-backed nonconvertible debt securities issued by trusts (e.g., bonds and debentures) with no more than 397 days (13 months) remaining to maturity at date of settlement. Short-term debt securities with a remaining maturity of less than one year tend to become extremely liquid and are traded as money market securities. For a discussion of the ratings requirements of the Funds’ portfolio securities, see “Portfolio Restrictions” in the Prospectuses to the Domestic Money Market V.I. Fund and Reserve Assets V.I. Fund.

The Reserve Assets V.I. Fund (and, for temporary or defensive purposes, Global Allocation V.I. Fund, Utilities and Telecommunications V.I. Fund and Developing Capital Markets V.I. Fund) may also invest in U.S. dollar-denominated commercial paper and other short-term obligations issued by foreign entities. Such investments are subject to quality standards similar to those applicable to investments in comparable obligations of domestic issuers. Investments in foreign entities in general involve the same risks as those described in the Statement of Additional Information in connection with investments in Eurodollar, Yankeedollar and foreign bank obligations.

59

Repurchase Agreements

Repurchase Agreements; Purchase and Sale Contracts. Each Fund may invest in securities pursuant to repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees, upon entering into the contract with the Fund, to repurchase a security (typically a security issued or guaranteed by the U.S. government) at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This results in a fixed yield for the Fund insulated from fluctuations in the market value of the underlying security during such period, although, to the extent the repurchase agreement is not denominated in U.S. dollars, the Fund’s return may be affected by currency fluctuations. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System, a primary dealer in U.S. government securities or an affiliate thereof. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts, unlike repurchase agreements, allocate interest on the underlying security to the purchaser during the term of the agreement and generally do not require the seller to provide additional securities in the event of a decline in the market value of the purchased security during the term of the agreement. If the seller were to default on its obligation to repurchase a security under a repurchase agreement or purchase and sale contract and the market value of the underlying security at such time was less than the Fund had paid to the seller, the Fund would realize a loss. Repurchase agreements maturing in more than seven days will be considered “illiquid securities.” The Domestic Money Market V.I. and Reserve Assets V.I. Funds will not enter into repurchase agreements maturing in more than 30 days.

Reverse Repurchase Agreements. The Domestic Money Market V.I. and Reserve Assets V.I. Funds may enter into reverse repurchase agreements, which involve the sale of money market securities held by the Funds, with an agreement to repurchase the securities at an agreed upon price, date, and interest payment. The Funds will use the proceeds of the reverse repurchase agreements to purchase other money market securities either maturing, or under an agreement to resell, at a date simultaneous with or prior to the expiration of the reverse repurchase agreement. The Funds will utilize reverse repurchase agreements when the interest income to be earned from the investment of the proceeds of the transaction is greater than the interest expense of the reverse repurchase transaction. A separate account of the applicable Fund will be established with the Custodian consisting of cash or liquid securities having a market value at all times at least equal in value to the proceeds received on any sale subject to repurchase plus accrued interest.

Description of Corporate Bond Ratings

Moody’s Investors Service, Inc. (“Moody’s”):

Aaa	Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt-edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa	Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A	Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa	Bonds which are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

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Ba	Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded both during good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B	Bonds which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any period of time may be small.

Caa	Bonds which are rated Caa are of poor standing. Such issues maybe in default or there may be present elements of danger with respect to principal or interest.

Ca	Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other market shortcomings.

C	Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody’s applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Standard & Poor’s (“Standard & Poor’s”):

AAA	This is the highest rating assigned by Standard & Poor’s to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

AA	Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A	Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB	Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

BB B CCC CC	Bonds rated BB, B, CCC, and CC are regarded, on balance, as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

NR	Not rated by the indicated rating agency.

Plus (+) or Minus (-): The ratings from “AA” to “B” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

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